EXHIBIT 10.1

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the “Agreement”), having a date of October 29, 2004 (the “Effective Date”), is made by and between, on the one hand, F. HOFFMANN-LA ROCHE LTD, a Swiss corporation, having its principal place of business at Grenzacherstrasse 124, CH-4070, Basel, Switzerland and HOFFMANN-LA ROCHE INC., a New Jersey corporation, having its principal place of business at 340 Kingsland Street, Nutley, New Jersey 07110 (collectively “Roche”) and, on the other hand, PHARMASSET, INC., a Delaware corporation, having its principal place of business at 1860 Montreal Road, Tucker, Georgia 30084 (“Pharmasset”).

RECITALS

WHEREAS, Pharmasset has a discovery and development program relating to 2’-fluoronucleoside compounds, and owns related intellectual property rights;

WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical products;

WHEREAS, Roche desires to secure rights to further develop and commercialize products developed and to be developed pursuant to the Collaboration (as defined below);

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pharmasset and Roche agree as follows:

ARTICLE 1. DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1	“Affiliate” means (a) a business entity which owns, directly or indirectly, more than fifty percent (50%) of the voting shares or other means of control of a Party; or (b) a business entity in which more than fifty percent (50%) of the voting shares or other means of control are owned by a Party, either directly or indirectly; or (c) a business entity, the majority ownership of which is directly or indirectly common to the majority ownership of a Party. Anything to the contrary in this paragraph notwithstanding, [***], a [***] corporation (“[***]”), and [***], a [***] corporation (“[***]”), shall not be deemed an Affiliate of Roche until the existing [***] agreements pursuant to which Roche has relinquished [***] rights in [***] and [***], respectively, expire or are earlier terminated or otherwise are in relevant part no longer of force or effect or earlier if Roche provides written notice to Pharmasset of its intent to have [***] and/or [***] treated as an Affiliate under this Agreement.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

1.2	“Agreement Term” means the term of this Agreement, as more fully described in Section 17.1.

1.3	“API” means active pharmaceutical ingredient.

1.4	“Bundled Product” means Product(s) sold to a Third Party for use with one or more other products or services, wherein the Product(s) and the other product or services are sold for one unit price, even though packaged separately.

1.5	“Claim” shall have the meaning given in Section 19.1(a).

1.6	“CMC Derisking Activities” shall have the meaning given in Schedule 8.

1.7	“CMC Subcommittee” shall have the meaning given in Section 8.1(e).

1.8	“Collaboration” means discovery and development by the Parties of Primary Compounds and Potential Licensed Compounds during the Collaboration Period, and thereafter development and commercialization of Licensed Compounds by Roche and Pharmasset, in each case pursuant to this Agreement.

1.9	“Collaboration Period” means the period of time commencing January 1, 2005 and ending [***], unless extended by Roche as per Section 4.4.

1.10	“Combination Product” means any co-formulated product containing both a pharmaceutically active agent that causes it to be considered a Product and one or more other pharmaceutically active agents that are not Licensed Compounds.

1.11	“Compound Claim” shall mean, for a given Product, a claim in a Pharmasset Patent Right, Joint Patent Right or Roche Patent Right Covering the molecule per se of a Licensed Compound that is contained, in whole or as a component thereof, as an active ingredient of such Product.

1.12	“Control” or “Controlled” means, with respect to any intellectual property right, possession by a Party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such intellectual property right without violating the terms of any agreement or other arrangement with any Third Party.

1.13	“Cost of Goods” means the manufacturing [***] of either (a) [***], or (b) [***], provided that such [***]. Cost of Goods shall include [***] and [***]. Notwithstanding the foregoing, in the event that [***]. For clarity, “Cost of Goods” shall be [***].

1.14

“Cover” (including the variations such as “Covered”, “Coverage” or “Covering”) means that the selling of a given compound or product would infringe a Patent Right (including pending claims that, if issued, would be infringed so long as the pendency of the patent application and any parent applications to which such patent application claim priority have not been pending for more than ten (10)

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

years) in the absence of a license under such Patent Right. The determination of whether a compound or product is Covered by a particular Patent Right shall be made on a country-by-country basis.

1.15	“Development Plan” means the plan of development for a Licensed Compound developed by the Parties, outlining the global development of such Licensed Compound through Regulatory Approval. The initial Development Plan for the Primary Compound is attached as Schedule 1. The Parties may amend each Development Plan from time to time through the Joint Development and Marketing Committee in accordance with Section 9.3.

1.16	“Dispute” shall have the meaning given in Section 18.2.

1.17	“Effective Date” shall have the meaning given in the first paragraph hereof.

1.18	“End of Phase 1” means, for a given Potential Licensed Compound, the completion of all the criteria listed in Schedule 5 during the Collaboration Period.

1.19	“EU MAA Filing” means an application for marketing authorization filed in any country in the European Union or Switzerland for a given Product.

1.20	“European Approval” means all Regulatory Approvals necessary for selling and marketing a Product in an European Major Market Country.

1.21	“European Major Market Country” means the [***].

1.22	“European Union” means the countries comprising the European Union as of the Effective Date.

1.23	“Executives” shall have the meaning given in Section 8.1(c).

1.24	“Expiration Date” shall have the meaning given in Section 17.1.

1.25	“FDA” means the US Food and Drug Administration.

1.26	“Field” means human healthcare for all indications, including the HCV Indication.

1.27	“GLP Tox Completion” means, for a given Potential Licensed Compound, the transmittal to Roche of all of the data from all of the studies and activities criteria listed in Schedule 4, in the form of a final report, including statistical analysis of such data.

1.28	“HCV Indication” means treatment or prevention of hepatitis C virus infection in humans.

1.29	“HCV Target Screening Patent License” means any license to a Patent Right Covering an assay, technology platform or research tool for screening drug candidates that inhibit HCV polymerase, but shall not include any Pre-existing Pharmasset Third Party License.

1.30	“IND” means an Investigational New Drug Application filed with the FDA, or the foreign equivalent, for human clinical testing of a drug.

1.31	“Initiation of Phase 1” means the date that a patient is first dosed with a Product in a Phase 1 clinical trial.

1.32	“Initiation of Phase 2” means the date that a patient is first dosed with a Product in a Phase 2 clinical trial whose interim assessment, as decided by the Joint Development and Marketing Committee, will be used to support a Phase 3 clinical trial.

1.33	“Initiation of Phase 3” means the date that a patient is first dosed with a Product in a Phase 3 clinical trial. In the event a Phase 2 clinical trial and a Phase 3 clinical trial constitute component parts of a combined trial, “Initiation of Phase 3” means the formal commencement date pursuant to the applicable protocol of the Phase 3 clinical trial component part.

1.34	“Japan Approval” means all Regulatory Approvals necessary for selling and marketing a Product in Japan.

1.35	“Japan NDA Filing” means an application for marketing authorization filed in Japan for a given Product.

1.36	“JDMC” shall have the meaning given in Section 8.1.

1.37	“Joint Inventions shall have the meaning given in Section 14.1(a).

1.38	“Joint Patent Rights” shall have the meaning given in Section 14.1(c).

1.39	“JRC” shall have the meaning given in Section 8.2.

1.40	“Know-How” means data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or useful for the discovery, manufacture, development or commercialization of Licensed Compounds or Products.

1.41	“Launch” means, with respect to a Product in a country, the date of the first commercial sale to a Third Party of the given Product following Regulatory Approval in the given country.

1.42	“Licensed Collaboration Compound” means a Licensed Compound other than a Primary Compound.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

1.43	“Licensed Compound” means Primary Compound, and if Roche exercises its Option for a given Potential Licensed Compound, then also the given Potential Licensed Compound and its pro-drugs.

1.44	“Major Market Countries” means the [***] and any European Major Market Country.

1.45	“Option” shall have the meaning given in Section 2.1(c).

1.46	“Option Exercise Period” means the period commencing on the Effective Date and ending ninety (90) days after the end of the Collaboration Period.

1.47	“Party” means Roche or Pharmasset, and “Parties” means Roche and Pharmasset.

1.48	“Patent” means any patent or patent application, in any country, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, division, continuation or continuation-in-part of any of the foregoing and any independently patentable improvements to any of the foregoing.

1.49	“Patent Rights” means all rights under any Patent.

1.50	“Pharmasset Adjusted Gross Sales” means the amount of [***] of (i) [***], (ii) [***], (iii) [***], (iv) [***] and (v) [***]. [***] will be [***]. For the avoidance of doubt, the [***]. The calculation for Pharmasset Adjusted Gross Sales shall be consistently applied and made in accordance with financial and accounting standards used by Pharmasset in preparing its audited financial statements.

1.51	“Pharmasset Indemnified Parties” shall have the meaning given in Section 19.1(a).

1.52	“Pharmasset Inventions” shall have the meaning given in Section 14.1(b).

1.53	“Pharmasset Know-How” means all Know-How that Pharmasset owns, or otherwise has the right to grant rights to use, during the Agreement Term.

1.54	“Pharmasset Net Sales” means Pharmasset Adjusted Gross Sales [***] of [***] on a [***] (e.g. [***]). The calculation for Pharmasset Net Sales shall be consistently applied and made in accordance with financial and accounting standards used by Pharmasset in preparing its audited financial statements.

1.55	“Pharmasset Patents” means Patents included in the Pharmasset Patent Rights.

1.56	“Pharmasset Patent Rights” means all Patent Rights that are necessary or useful for the discovery, manufacture, development or commercialization of Licensed Compounds or Products, that Pharmasset owns or otherwise Controls, and has the right to grant rights under, during the Agreement Term, including without limitation, those Patent Rights arising from Pharmasset Inventions.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

1.57	“Pharmasset Territory” means Latin America (i.e., Mexico, the Caribbean, and Central and South America) and the Korean peninsula (i.e., North Korea and South Korea).

1.58	“Phase 1” means the first phase of human clinical trials of a drug required by the FDA or other equivalent regulatory authority to gain evidence of safety in enrollees, as described in 21 C.F.R. Part 312, as it may be amended.

1.59	“Phase 2” means the second phase of human clinical trials of a drug required by the FDA or other equivalent regulatory authority to gain evidence of efficacy in the target population, determine optimal dosage, and obtain expanded evidence of safety for Product(s), as described in 21 C.F.R. Part 312, as it may be amended.

1.60	“Phase 3” means the third phase of human clinical trials of a drug required by the FDA or other equivalent regulatory authority to gain evidence of efficacy in the target population and obtain expanded evidence of safety for Product(s), as described in 21 C.F.R. Part 312, as it may be amended.

1.61	“POC Study” means a [***] Phase 1 study designed to show clinical proof of concept in a multiple-ascending-dose study.

1.62	“Potential Licensed Compound” means any [***] (excluding any [***]) owned or Controlled by Pharmasset, other than a Primary Compound, which has been screened for HCV polymerase inhibition and has been shown to have activity against HCV polymerase, in accordance with Schedule 1.62. Potential Licensed Compound shall not include Gemcitibine or derivatives or pro-drugs thereof. For clarity, no [***] shall, at any time [***], be deemed [***].

1.63	“Pre-Existing Pharmasset Third Party Licenses” means the Third-Party licenses obtained by Pharmasset on or before the Effective Date of this Agreement listed in Schedule 7A hereto.

1.64	“Pre-Existing Roche Third Party Licenses” means the Third-Party licenses obtained by Roche on or before the Effective Date of this Agreement listed in Schedule 7B hereto.

1.65	“Primary Compound” means the compound known as PSI-6130 and its pro-drugs.

1.66	“Primary Product” means any and all products that include, in whole or as a component thereof, Primary Compound.

1.67	“Product” means any and all products that include, in whole or as a component thereof, Licensed Compound or Licensed Collaboration Compound.

1.68

“Reasonable Diligence” means the [***] standard of effort as used by such Party, or in any [***], for the activities to be undertaken pursuant to this Agreement for [***]. It is understood that such [***]. The Parties acknowledge that [***] do not always

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

[***]. Whether [***] has exercised Reasonable Diligence (i) with respect to [***], (ii) with respect to [***].

1.69	“Regulatory Approval” means any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any national or international or local regulatory authority, department, bureau or other governmental entity, necessary for the manufacture, marketing and sale of a Product in a regulatory jurisdiction in the Territory.

1.70	“Relinquished Compound” means a Potential Licensed Compound for which Roche has relinquished rights in accordance with Sections 2.1(h), 4.2(a)(iii) or 4.2(b)(ii).

1.71	“Relinquished Product” shall have the meaning given in Section 2.1(h).

1.72	“Research Plan” means the plan of research attached as Schedule 2, developed by the Parties, outlining the work expected to be performed with respect to a Potential Licensed Compound or a pro-drug of the Primary Compound as part of the Collaboration, as such plan may be updated from time to time as provided in this Agreement.

1.73	“Rights” shall have the meaning given in Section 2.1(h).

1.74	“Roche Adjusted Gross Sales” means the amount of [***], of (i) [***], (ii) [***], (iii) [***], (iv) [***], and (v) [***]. [***] will be [***]. For the avoidance of doubt, [***].

1.75	“Roche Indemnified Parties” shall have the meaning given in Section 19.1(b).

1.76	“Roche Inventions” shall have the meaning given in Section 14.1(a).

1.77	“Roche Know-How” means all Know-How that Roche owns, or otherwise has the right to grant rights to use, during the Agreement Term.

1.78	“Roche Net Sales” means Roche Adjusted Gross Sales [***] of (i) [***], or (ii) [***] on a [***] (e.g. [***]). [***].

1.79	“Roche Patents” means Patents included within the Roche Patent Rights.

1.80

“Roche Patent Rights” means all Patent Rights that are necessary or useful for the discovery, manufacture, development or commercialization of Licensed Compounds or Products, that Roche owns or otherwise Controls, and has the right

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

to grant rights under, during the Agreement Term, including without limitation, those Patent Rights arising from Roche Inventions.

1.81	“Roche Territory” means all countries and territories in the world other than the Pharmasset Territory.

1.82	“Third Party” means a person or entity other than (i) Pharmasset or any of its Affiliates or (ii) Roche or any of its Affiliates.

1.83	“US” means the United States of America and its possessions and territories.

1.84	“US Launch” means Launch in the US.

1.85	“US NDA Filing” means a New Drug Application filed with the FDA for a Product.

1.86	“Valid Claim” means a claim in a Patent that Covers a Product and (i) has not been held permanently revoked, unenforceable or invalid by a final unappealable decision of a court or government agency of competent jurisdiction over such claim, (ii) has not been admitted to be invalid or unenforceable through disclaimers, consent decrees or otherwise or (iii) in the case of a patent application, has not been pending for more than [***] ([***]) years after the filing of its first priority application.

1.87	“Valid Compound Claim” means a Valid Claim that is a Compound Claim.

ARTICLE 2. GRANTS

2.1	License Grants; Option.

(a)	Subject to the terms and conditions of this Agreement, Pharmasset hereby grants to Roche, with respect to Primary Compound, an exclusive license, including the right to grant sublicenses in accordance with Section 2.3, under the Pharmasset Patent Rights, and to use the Pharmasset Know-How, solely to make, use, offer for sale, sell and import such Products containing a Primary Compound in the Roche Territory.

(b)	Subject to the terms and conditions of this Agreement, Roche hereby grants to Pharmasset, with respect to each Licensed Compound, an exclusive license, including the right to grant sublicenses in accordance with Section 2.3, under the Roche Patent Rights, and to use the Roche Know-How, solely to make, use, offer for sale, sell and import Products containing such Licensed Compounds in the Pharmasset Territory.

(c)

Subject to the terms and conditions of this Agreement, commencing on the Effective Date and ending at the conclusion of the Option Exercise Period, Pharmasset hereby grants to Roche, with respect to each Potential Licensed Compound, the right to exercise an option (“Option”) to obtain an exclusive license, including the right to grant sublicenses in

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

accordance with Section 2.3, under the Pharmasset Patent Rights, and to use the Pharmasset Know-How, in each case solely to make, use, offer for sale, sell and import Products containing such Potential Licensed Compound in the Roche Territory.

(d)	If Roche has exercised its Option for a particular Potential Licensed Compound, then, subject to the terms and conditions of this Agreement, Roche shall thereby have, with respect to such designated Potential Licensed Compound, an exclusive license, including the right to grant sublicenses in accordance with Section 2.3, under the Pharmasset Patent Rights, and to use the Pharmasset Know-How, in each case solely to make, use, offer for sale, sell and import Products containing Potential Licensed Compound in the Roche Territory.

(e)	Notwithstanding anything else contained herein to the contrary, Pharmasset at all times reserves such rights in the Pharmasset Patents and the Pharmasset Know-How as is necessary to allow Pharmasset to research and develop Potential Licensed Compounds, and manufacture Licensed Compounds and Products, anywhere in the world.

(f)	Roche may exercise its Option for a given Potential Licensed Compound by giving Pharmasset written notice to such effect prior to the conclusion of the Option Exercise Period, and by (i) making payment to Pharmasset of either (A) the payment specified in Section 4.2(a)(i) or (B) the payment specified in Section 4.2(a)(ii), or (ii) taking such other actions to exercise its Option as provided in Sections 3.1(d), 4.2(c), or 4.2(d).

(g)	Prior to [***] but after [***], Pharmasset may, [***].

(h)	If Roche declines to exercise its Option pursuant to Section 2.1(c) for a given Potential Licensed Compound, either pursuant to Section 4.2, or in response to Pharmasset’s request pursuant to Section 2.1(g), Roche shall relinquish its right to license that particular Potential Licensed Compound and any Products containing such Potential Licensed Compound as a Licensed Compound; and any such relinquished Potential Licensed Compound shall be deemed a Relinquished Compound. During the [***] if Pharmasset wishes to [***], then the following procedures must be followed and the following conditions must be satisfied before Pharmasset may [***]:

(i)	[***];

(ii)	[***];

(iii)	[***]. Nothing in this Section 2.1(h)(iii) shall require [***]; and

(iv)	[***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

2.2	Pharmasset’s Rights to Grant Licenses to Third Parties. Pharmasset shall not, without Roche’s prior written consent, grant a right or license to any Third Party, under any Pharmasset Patent Right, in the Roche Territory, to make, use, offer for sale, sell or import any [***] (excluding any [***]) for an HCV Indication, except as otherwise provided in Section 2.1(h). Pharmasset may, without Roche’s prior consent, grant a right or license to any Third Party under any Pharmasset Patent Right, to make, use, offer for sale, sell or import any [***], which is not a Licensed Compound or Potential Licensed Compound, for any other indication, except as provided in Section 2.1(h).

2.3	Sublicense Rights.

(a)	Subject to the restriction set forth in Section 2.3(b) below, the rights and licenses granted to Roche shall include the right of Roche to grant sublicenses to its Affiliates and Third Parties to make, use, offer for sale, sell or import Products in the Territory for use in the Field. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate or Third Party sublicensee to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate or Third Party sublicensee and shall itself account to Pharmasset for all payments due under this Agreement by reason of such sublicense.

(b)	Notwithstanding Section 2.3(a), [***].

2.4	Pharmasset Co-Promotion Right. Pharmasset shall have the right to co-promote any Product in the US, as specified in this Section 2.4. For purposes of this Agreement, “co-promote” and “co-promotion” shall mean the marketing, promotion, detailing and advertisement of Product by or on behalf of Pharmasset, or any of its Affiliates, under the relevant Regulatory Approvals and the then existing trademarks. “Co-promote” and “co-promotion” shall not mean the sale or distribution of a Product. Pharmasset may exercise its co-promotion right with regard to a Product by giving written notice thereof to Roche at any time during the period commencing upon NDA Filing in the US for such Product and ending three (3) months following such date, provided that at the time of such exercise Pharmasset has an established sales force in the US directed to sales to HIV treatment providers. Upon Pharmasset’s exercise of its co-promotion right, the Parties shall negotiate in good faith and enter into a written co-promotion agreement (the “Co-Promotion Agreement”) to be executed reasonably prior to the anticipated first Launch of such Product. In addition to any other terms agreed to by the Parties, the Co-Promotion Agreement shall contain the terms set forth in Schedule 3 hereto.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

ARTICLE 3. DILIGENCE

3.1	Diligence.

(a)	Pharmasset shall use Reasonable Diligence in proceeding with the discovery and development of the Potential Licensed Compounds, except that Pharmasset’s obligation hereunder shall expire upon the expiration of the Option Exercise Period.

(b)	From and after (i) the Effective Date with regard to the Primary Compound, and (ii) the effective date of Roche’s exercise of its Option with regard to a given Potential Licensed Compound,[***] shall [***], or [***], as the case may be, including [***].

(c)	[***] shall [***], as applicable.

(d)	If Pharmasset fails to use Reasonable Diligence in the performance of GLP Tox Completion activities for a Potential Licensed Compound (unless the JRC determines that such activities are not necessary for development of such Potential Licensed Compound), then Roche shall have the right to exercise its Option for such Potential Licensed Compound at no cost to Roche. If Roche fails to use Reasonable Diligence in the performance of the Development Plan with respect to a Licensed Compound (including, in the case of early exercise of an Option, any remaining GLP Tox Completion activities to the extent that the JDMC determines that such activities are necessary for development of such Potential Licensed Compound), then Pharmasset shall have the right to reversion of such Licensed Compound in accordance with the provisions of Section 17.4.

(e)	With respect to [***], if [***], then [***] shall [***]. With respect to [***], if [***], then [***] shall [***]. For clarity, [***].

ARTICLE 4. PAYMENTS TO PHARMASSET

4.1	Research and Development Payments.

(a)	Within ten (10) business days after the Effective Date, Roche shall make a payment to Pharmasset of [***]. This upfront payment represents reimbursement of Pharmasset’s research and development expenses relating to its HCV research program, which were incurred by Pharmasset prior to the Effective Date or, except with respect to payments otherwise contemplated by this Agreement to be made to Pharmasset, are incurred by Pharmasset after the Effective Date through and including December 31, 2004.

(b)	During each year of the Collaboration Period, Roche shall make a payment of [***] dollars ($[***]), due and payable within fifteen (15) business days after the first day of each calendar year (January 1) during the Collaboration Period, with the first such payment being due and payable by January 23, 2005.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(c)	During each year of the Collaboration Period, Roche shall make aggregate payments totaling [***] dollars ($[***]), payable in four (4) equal quarterly installments of [***] dollars ($[***]). Each installment is due and payable within fifteen (15) business days after the first day of each calendar quarter, with the first such payment being due and payable by January 23, 2005.

(d)	These installment payments set forth in Sections 4.1(b) and 4.1(c) are intended to partially reimburse Pharmasset’s internal FTE costs.

4.2	Option Exercise.

(a)	Within thirty (30) days after GLP Tox Completion for a given Potential Licensed Compound, provided another Product is also under development and/or commercialization at the same time, Roche shall have the option of:

(i)	[***];

(ii)	[***]; or

(iii)	[***]

(b)	If Roche makes the election provided for under Section 4.2(a)(ii) above, then upon the completion of the first clinical study to assess the multiple ascending dose in HCV infected patients, provided that another Product is also under development and/or commercialization at the same time, Roche shall have the further option of:

(i)	[***]; or

(ii)	[***].

(c)	Roche may exercise its Option for any given Potential Licensed Compound during the Collaboration Period and prior to GLP Tox Completion for such compound. If, at such time (i) another Product is also under development and/or commercialization or (ii) there is no Product under development and/or commercialization but Roche has not met its diligence obligations under Article 3 with respect thereto, then Roche’s exercise of its Option shall be on the terms and conditions set forth in Section 4.2(a).

(d)	If, at any time during the Collaboration Period, there is no Licensed Compound or Product then under development and/or commercialization but Roche has met its diligence obligations under Article 3 with respect to such compound, then Roche may, upon written notice to Pharmasset, exercise its Option for the Potential Licensed Compound of Roche’s choice at no cost to Roche. After Roche exercises its Option, the designated Potential Licensed Compound shall be deemed a Licensed Compound, and any products containing such compound shall be deemed Products.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(e)	From and after the exercise of its Option with respect to a Potential Licensed Compound, Roche shall assume responsibility for all of the activities, costs and expenses related to the further development and commercialization of the corresponding Licensed Compound and related Products. In the event that Roche exercises its Option earlier than GLP Tox Completion, Pharmasset shall have no responsibility for any GLP Tox Completion activities that were not initiated prior to Roche’s exercise of its Option, and Roche shall assume such responsibility for the remaining GLP Tox Completion activities, to the extent that the JDMC determines that such activities are necessary for development of such Potential Licensed Compound. For clarity, in the event that Roche does not exercise its Option at GLP Tox Completion, Pharmasset shall not be required to conduct further development of such Potential Licensed Compound.

4.3	Development Event Fees.

(a)	Primary Compound. Roche shall pay to Pharmasset the following nonrefundable payments (shown in [***] of US Dollars) upon the first occurrence of the following events for the Primary Compound:

Event	Payment
[***]	[***]
[***]	[***]
[***]	[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(b)	Licensed Compounds. Roche shall pay to Pharmasset the following nonrefundable payments (shown in [***] of US dollars) upon the first occurrence of the following events for Licensed Compound:

Event	Payment for First Achievement of Event	Payment for Second and Each Subsequent Achievement of Event
[***]	[***]	[***]

(c)	Timing of Payments. Each payment in Section 4.3(a) and (b) shall be due and payable by Roche within fifteen (15) business days after the later of (i) the occurrence of the applicable event and (ii) receipt by Roche of an invoice from Pharmasset for such amount.

(d)	Payment Occurrences.

(i)	Roche shall make each of the payments set forth in Section 4.3(a) only once for the first occurrence of each event, regardless of how many times such event may be subsequently achieved.

(ii)	Roche shall make each of the payments set forth in the second column of Section 4.3(b) captioned “Payment for First Achievement of Event” only once for the first occurrence of each event, regardless of how many times such event may be subsequently achieved for the same or another compound. Roche shall make each of the payments set forth in the third column of Section 4.3(b) captioned “Payment for Second and Each Subsequent Achievement of Event” once for each of the second or any subsequent achievement(s) of such event, provided, however, that such payments shall be made only once per compound, regardless of how many times such event may be subsequently achieved for the same compound (i.e., such payment shall be made multiple times for multiple compounds but only once per compound). Furthermore, Roche shall make the payments set forth in the third column of Section 4.3(b) only if it has previously made the payment in the second column for the corresponding event for a different compound.

(iii)	In Section 4.3(b), if event 2 is achieved prior to achievement of event 1A or 1B for the same compound, then the corresponding payment for event 1A or 1B, as the case may be, shall become due and payable upon the achievement of event 2 as if event 1A or 1B, as the case may be, had then been achieved. If any of events 3, 4 or 5 are achieved prior to achievement of event 2 for the same compound, then the corresponding payment for event 2 shall become due and payable upon the achievement of event 3, 4 or 5 as if event 2 had then been achieved. Other than as described in this Section 4.3(d)(iii), the achievement of a later event shall not trigger the payment corresponding to any earlier event.

(iv)	For clarity, Roche shall make the payment in the 3rd column of Section 4.3(b) for event 1B upon the first achievement of event 1B, which shall be triggered only in the event there are at least two Licensed Compounds in development at that time. Also for clarity, Roche shall make the payment in the 3rd column of Section 4.3(b) for event 12 upon the first achievement of event 12, which shall be triggered only in the event there is US Regulatory Approval for a Licensed Compound and a Licensed Collaboration Compound to be used in combination.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(e)	Credits. If, during the Agreement Term, the development and/or commercialization of all Licensed Compounds have been terminated (other than for breach by Roche), then Roche may, at its option and discretion, designate one Potential Licensed Compound to be a Licensed Collaboration Compound at no additional cost to Roche under the terms of Section 4.2(d). If Roche has already made the payment required under Sections 4.2(a) or 4.2(b) to exercise such Option (the “Option Exercise Fee”), then Roche may credit the Option Exercise Fee against any milestone payments for such Licensed Collaboration Compound owed to Pharmasset in the future.

4.4	Payment for Extension of Collaboration Period. Roche shall have the right, but not the obligation, to extend the Collaboration Period as follows:

(a)	If Roche provides written notice to Pharmasset, no later than [***], of Roche’s election to have the Collaboration Period extended for an additional year, until [***], then the Collaboration Period shall be so extended (“First Extension”), and Roche must then make the research funding payments specified in Sections 4.1(b) and 4.1(c) for such additional year under the terms and conditions set forth in Section 4.1.

(b)	If Roche has elected to exercise its right to First Extension, then Roche shall have the further right, but not the obligation, to extend the Collaboration Period by another year. Roche may exercise its right to such an extension by providing written notice to Pharmasset, no later than [***], of Roche’s election to have the Collaboration Period extended for an additional year, until [***] (“Second Extension”). If the Collaboration Period is extended for a second year, Roche must then make the research funding payments specified in Sections 4.1(b) and 4.1(c) for such additional year under the terms and conditions set forth in Section 4.1.

ARTICLE 5. ROYALTIES

5.1	Royalties to Pharmasset. Roche shall pay to Pharmasset the following royalty payments based on the Roche Net Sales for a given Product, which payments shall be subject to adjustment as provided in this Article 5.

(a)	For any year in which annual Roche Net Sales of a Product is less than or equal to [***] dollars ($[***]), such royalty payments shall be calculated by multiplying the royalty rates specified below by the incremental annual Roche Net Sales of such Product:

Annual Roche Net Sales	Royalty Rate (%)
(in [***] of US Dollars)
[***]	[***]
[***]	[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

For example, if in [***], the [***] shall be [***]. The [***] may be [***].

(b)	For any [***] in which [***], [***] shall pay to [***].

(c)	For any [***] in which [***], [***] shall pay to [***].

(d)	Notwithstanding the above, commencing on the date that is the [***] ([***]) anniversary of the first commercial sale of Product in the Roche Territory, for any calendar year (January through December) in which annual Roche Net Sales of a Product is less than or equal to [***] dollars ($[***]), such royalty payments shall be calculated by multiplying the percentages specified below by the incremental annual Roche Net Sales of such Product:

Annual Roche Net Sales	Royalty Rate (%)
(in [***] of US Dollars)
[***]	[***]
[***]	[***]

For example, if in [***], the [***] shall be [***]. The [***] may be [***].

(e)	Term of Royalty Payments. Roche’s obligation to make royalty payments to Pharmasset under Section 5.1 with respect to a Product shall commence on the Launch of such Product in any country of the Roche Territory. The Roche Net Sales in a given country shall be included for purposes of calculating royalties under Section 5.1 from such Launch date until the later of (a) expiration of the last to expire Valid Compound Claim of a Patent Covering such Product in such country, or (b) [***] ([***]) years from the Launch of such Product in such country.

(f)

Adjustments Related to Absence of Valid Claims. If there is no Valid Claim in a Pharmasset Patent, Roche Patent or any Patent contained in the Joint Patent Rights, Covering the sale of a given Product in a country of the Roche Territory or if in a country, the only such Valid Claim Covers only a synthesis method and/or a manufacturing process, then Roche may calculate royalties in such country for such Product for any time period in which there is no such Valid Claim (or in which the only

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

such Valid Claim Covers only a synthesis method and/or manufacturing process) as if Roche Net Sales were equal to [***] percent ([***]%) of the actual amount of Roche Net Sales for that time period.

5.2	Royalty Reduction.

(a)	Cost of Goods Protection. Commencing on January 1st after the first full year of Net Sales after the Launch of a Primary Product in the Roche Territory, if Pharmasset is the single source of API supply of such Primary Product and if, in a given calendar year, Roche’s Cost of Goods for such Primary Product exceed [***] percent ([***]%) of Roche Net Sales for such Primary Product, Roche shall be entitled to deduct from its royalty payments to Pharmasset [***] of the amount by which Roche’s Cost of Goods exceed such [***] percent ([***]%) threshold. For clarity, there shall be no royalty reduction by reason of Roche’s Cost of Goods (i) if Roche is the single source of API supply of Primary Product, or (ii) on any Product that contains a Licensed Collaboration Compound.

(b)	Third Party Royalties. If Roche, based upon advice by independent legal counsel, determines in good faith that it is in the economic best interests of the Parties in the Collaboration to obtain a license under Patent Rights of a Third Party for a Valid Compound Claim, then Roche may deduct from its royalty payments to Pharmasset in a given calendar year [***] of the amount of any royalty payment (other than any royalty payment associated with Pre-Existing Roche Third Party Licenses) made by Roche to such Third Party in such calendar year for such license. If Roche, based upon advice by independent legal counsel, determines in good faith that it is in the economic best interests of the Parties in the Collaboration to obtain a license under Patent Rights of a Third Party for a Valid Claim (other than one Covering a synthesis method and/or manufacturing process), then Roche may deduct from its royalty payments to Pharmasset in a given calendar year [***] of the amount of any royalty payment (other than any royalty payment associated with Pre-Existing Roche Third Party Licenses) made by Roche to such Third Party in such calendar year for such license. Any permitted royalty reduction shall be applied giving effect to any stacking credit or other allowance for a reduction in royalty payments by Roche to such Third Party. Notwithstanding the above, Roche shall be solely responsible for any HCV Target Screening Patent License royalties.

(c)

Floor on Royalty Reduction. In no event shall the reduction required by this Section 5.2 cause Roche’s royalty payments to Pharmasset for a given Product in a given calendar year to be lower than [***] percent [***]% of Roche Net Sales of such Product. If any royalty reduction is not fully deducted in any calendar year because of the royalty floor, any remaining royalty reduction shall be carried forward to the succeeding calendar year. At the end of the Term of this Agreement (i.e., upon

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

expiration of Roche’s royalty obligations), any unused carryforward royalty reductions shall be extinguished.

5.3	Royalties to Roche. Pharmasset shall pay to Roche the following royalty payments based on the Pharmasset Net Sales for a given Product, which payments shall be subject to adjustment as provided in this Article 5.

(a)	For any year in which annual Pharmasset Net Sales of a Product is less than or equal to [***] dollars ($[***]), such royalty payments shall be calculated by multiplying the royalty rates specified below by the incremental annual Pharmasset Net Sales of such Product:

Annual Pharmasset Net Sales	Royalty Rate (%)
(in [***] of US Dollars)
[***]	[***]
[***]	[***]

For example, if in [***], the [***] shall be [***]. The [***] may be [***].

(b)	For any [***] in which [***], [***] shall pay to [***].

(c)	For any [***] in which [***], [***] shall pay to [***].

(d)	Notwithstanding the above, commencing on the date that is the [***] ([***]) anniversary of the first commercial sale of Product in the Pharmasset Territory, for any calendar year (January through December) in which annual Pharmasset Net Sales of a Product is less than or equal to [***] dollars ($[***]), such royalty payments shall be calculated by multiplying the percentages specified below by the incremental annual Pharmasset Net Sales of such Product:

Annual Pharmasset Net Sales	Royalty Rate (%)
(in Millions of US Dollars)
[***]	[***]
[***]	[***]

For example, if in [***], the [***] shall be [***]. The [***] may be [***].

(e)	Term of Royalty Payments. Pharmasset’s obligation to make royalty payments to Roche under this Section 5.3 with respect to a Product shall commence on the Launch of such Product in any country of the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

Pharmasset Territory. The Pharmasset Net Sales in a given country shall be included for purposes of calculating royalties under this Section 5.3 from such Launch date until the later of (a) expiration of the last to expire Valid Compound Claim in a Patent Covering such Product in such country, or (b) [***] ([***]) years from the Launch of such Product in such country.

(f)	Adjustments Related to Absence of Valid Claims. If there is no Valid Claim in a Pharmasset Patent, Roche Patent or in any Patent contained in the Joint Patent Rights, Covering the sale of a given Product in a country of the Pharmasset Territory or if in a country the only such Valid Claim Covers only a synthesis method and/or a manufacturing process, then Pharmasset may calculate royalties in such country for such Product for any time period in which there is no such Valid Claim (or in which the only such Valid Claim Covers only a synthesis method and/or manufacturing process) as if Pharmasset Net Sales were equal to [***] percent ([***]%) of the actual amount of Pharmasset Net Sales for that time period.

(g)	Third Party Royalties. If Pharmasset, based on advice by independent legal counsel, determines in good faith that it is in the economic best interests of the Parties in the Collaboration to obtain a license under Patent Rights of a Third Party for a Valid Compound Claim, then Pharmasset may deduct from its royalty payments to Roche in a given calendar year [***] of the amount of any royalty payment (other than any royalty payment associated with Pre-Existing Pharmasset Third Party Licenses) made by Pharmasset to such Third Party in such calendar year for such license. If Pharmasset, based on advice by independent legal counsel, determines in good faith that it is in the economic best interests of the Parties in the Collaboration to obtain a license under Patent Rights of a Third Party for a Valid Claim (other than one Covering a synthesis method or manufacturing process) in a country in the Pharmasset Territory, then Pharmasset may deduct from its royalty payments to Roche in a given calendar year [***] of the amount of any royalty payment (other than any royalty payment associated with Pre-Existing Pharmasset Third Party Licenses) made by Pharmasset to such Third Party in such calendar year for such license. Any permitted royalty reduction shall be applied giving effect to any stacking credit or other allowance for a reduction in royalty payments by Pharmasset to such Third Party.

5.4

Bundled Products. In the event that either Party or any of its Affiliates or sublicensees intends to sell a Bundled Product, the Parties shall meet approximately one (1) year prior to the anticipated commercial launch of such Bundled Product to negotiate in good faith and agree to an appropriate adjustment to the calculation of Roche or Pharmasset Adjusted Gross Sales (whichever is appropriate) (the “Adjusted Gross Sales”) to reflect the relative significance and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

value (including consideration of relative market share, sales potential and price potential) of the Product and the other pharmaceutically active product(s) bundled with the Product. If, after [***], the [***]. If [***], such [***] shall be [***]. The Parties agree that [***] shall not [***].

5.5	Combination Products.

(a)	Roche Sales. In the event Roche or any of its Affiliates or sublicensees sells a Combination Product,[***] shall equal [***].

(b)	Pharmasset Sales. In the event Pharmasset or any of its Affiliates or sublicensees sells a Combination Product, [***] shall equal [***].

ARTICLE 6. COMMERCIALIZATION PAYMENTS

6.1	Net Sales Event Payments. Roche shall pay to Pharmasset the following one-time payments for each Product, payable the first time the applicable sales threshold is met based upon the annual Roche Net Sales for such Product.

Annual Roche Net Sales	Payment
(In [***] of US Dollars)	(In [***] of US Dollars)
[***]	[***]
[***]	[***]

6.2	For clarity, if the [***] is made, without [***] having been made, then [***] shall make [***].

ARTICLE 7. PAYMENT, REPORTING, AUDITING

7.1	Currency and Conversion.

(a)	Method and Currency of Payment. All payments under this Agreement are stated and shall be payable in US dollars by wire transfer to a bank in the United States designated in writing by the party to which the payment is due.

(b)	Currency Conversion for Roche Net Sales. Whenever calculation of Roche Net Sales requires conversion from any foreign currency, Roche shall convert the monthly amount of Roche Net Sales in such foreign currency into US dollars as computed in the central Roche currency conversion system, using the YTD average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System used by Roche (or some other source agreed upon by the Parties for any particular country) for each month of the reporting period. If convenient for Roche, such conversion may be made initially into Swiss Francs and then into U.S. Dollars for purposes of calculating royalties, provided that Pharmasset is not disadvantaged by reason of such multiple conversions (e.g., that the conversion rates used by Roche do not reflect transaction costs of conversion). The currency conversion system used by Roche shall be subject to audit by Pharmasset as described in Section 7.4 and, if it is determined that the conversion system does not reflect the fair market value of the currencies in question, the above currency conversion process shall be modified as necessary to effect currency conversion at fair market value.

(c)	Roche Sublicensees. For sublicensees in a country, when calculating the Roche Net Sales, Roche shall require the sublicensee to report to Roche the amount of such sales within thirty (30) days from the end of the reporting period.

(d)	Currency Conversion for Pharmasset Net Sales. Whenever calculation of Pharmasset Net Sales requires conversion from any foreign currency, Pharmasset shall convert the monthly amount of Pharmasset Net Sales in such foreign currency into US dollars using the average rate of exchange using the average rate of exchange published in the Wall Street Journal (or some other source agreed upon by the Parties for any particular country) for each month of the reporting period.

7.2	Payments.

(a)	After the Launch of a Product in any country of the Roche Territory:

(i)	Roche shall calculate royalty payments set forth in Article 5 and milestone payments set forth in Article 6 quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an accounting period).

(ii)

Following the quarter ended December 31 in each year in which royalties are calculated on an annualized (i.e., not incremental) basis, Roche shall determine the royalties due for the immediately preceding calendar year, and adjust the payment due to Pharmasset for the quarter ended December 31

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

by the amount necessary to make the aggregate payments made for the four quarters of such year equal the amount due for the entire year; provided, however, that if [***] shall determine the [***].

(iii)	Roche shall pay such payments quarterly within forty-five (45) days after the end of each reporting period in which Roche Net Sales occur during the Agreement Term.

(b)	With each such payment under Section 7.2(a), Roche shall deliver to Pharmasset the following information, and methodology for its calculation, stated separately for the US and the rest of the Roche Territory:

(i)	Roche Net Sales for each Product; and

(ii)	the royalty payments and milestone payments due to Pharmasset for such reporting period.

(c)	If [***] requests [***] thereto, [***] agrees to [***].

(d)	After the Launch of a Product in any country of the Pharmasset Territory:

(i)	Pharmasset shall calculate royalty payments set forth in Article 5 and milestone payments set forth in Article 6 quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an accounting period).

(ii)	Following the quarter ended December 31 in each year in which royalties are calculated on an annualized (i.e., not incremental) basis, Pharmasset shall determine the royalties due for the immediately preceding calendar year, and adjust the payment due to Roche for the quarter ended December 31 by the amount necessary to make the aggregate payments made for the four quarters of such year equal the amount due for the entire year; provided, however, that if [***] of a [***] shall determine [***], and [***] for such [***].

(iii)	Pharmasset shall pay such payments quarterly within forty-five (45) days after the end of each reporting period in which Pharmasset Net Sales occur during the Agreement Term.

(e)	With each such payment under Section 7.2(c), Pharmasset shall deliver to Roche the following information, and methodology for its calculation, stated for the Pharmasset Territory:

(i)	Pharmasset Net Sales for each Product; and

(ii)	the royalty payments due to Roche for such reporting period.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(f)	In the event that a Party (the “Payor”) does not pay to the other Party (the “Payee”) any amounts due under this Agreement within the applicable time period set forth herein, such payment shall bear interest, to the extent permitted by applicable law, at an annual rate of interest equal to the average [***] calculated based on the number of [***] such a [***].

7.3	Taxes.

(a)	If the laws or regulations of any country require withholding of taxes of any type, levies on Pharmasset or its Affiliates, or other charges against Pharmasset or its Affiliates with respect to any amounts payable under this Agreement to Pharmasset, Roche shall promptly pay such tax, levy or charge for and on behalf of Pharmasset or its Affiliates to the proper governmental authority, and shall promptly furnish Pharmasset with a receipt evidencing such payment. Roche shall have the right to deduct any such tax, levy or charge actually paid from payment due Pharmasset hereunder or to be promptly reimbursed by Pharmasset if no further payments are due Pharmasset hereunder.

(b)	If the laws or regulations of any country require withholding of taxes of any type, levies on Roche or its Affiliates, or other charges against Roche or its Affiliates with respect to any amounts payable under this Agreement to Roche, Pharmasset shall promptly pay such tax, levy or charge for and on behalf of Roche or its Affiliates to the proper governmental authority, and shall promptly furnish Roche with a receipt evidencing such payment. Pharmasset shall have the right to deduct any such tax, levy or charge actually paid from payment due Roche hereunder or to be promptly reimbursed by Roche if no further payments are due Roche hereunder.

(c)	Notwithstanding anything contained herein to the contrary, all amounts payable under this Collaboration Agreement are exclusive of any applicable value added tax or other sales taxes (“VAT”). If a Party determines that it must account for VAT in respect of any payments made to it hereunder (the “Responsible Party”), it shall notify the other Party as soon as practicable, and the other Party shall, in addition to the amounts payable by it hereunder, pay to the Responsible Party the amount of an such VAT within thirty (30) days of its receipt of proof of payment of such VAT by the Responsible Party.

(d)	Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

7.4	Accounting.

(a)	During the Agreement Term and for a period of three years thereafter, each Party shall, and shall cause its Affiliates and sublicensees to, maintain at their respective principal places of business records and books of account containing all particulars that may be necessary for the purpose of calculating all payments due under this Agreement. During the Agreement Term and for a period of three (3) years thereafter, a Party (the “Auditing Party”) shall have the right to engage on its own behalf the other Party’s (the “Audited Party”) independent, certified public accountant, to perform, on behalf of the Auditing Party, during the Agreement Term and for a period of three years thereafter, an audit of such books and records of the Audited Party and its Affiliates and sublicensees as may be necessary to confirm any amounts payable to the Auditing Party under this Agreement for the period or periods requested by the Auditing Party or to confirm the accuracy of any report made under this Agreement.

(b)	Such audits shall be conducted during normal business hours upon reasonable prior written notice from the Auditing Party (minimum of thirty (30) days) in such a manner as to not unnecessarily interfere with the Audited Party’s normal business activities, and shall be permitted with respect to records and books covering the three (3) years immediately preceding the date of notification of the audit.

(c)	The Auditing Party shall use all information, data, documents and abstracts obtained during an audit conducted pursuant to this Section 7.4 solely for the purposes described in Section 7.4(a). The Auditing Party shall treat all such information, data, documents and abstracts as the Audited Party’s Confidential Information subject to Article 16 of this Agreement and, except in the event of a dispute between the Parties regarding amounts payable hereunder or the results of any audit, the Auditing Party shall not retain such information, data, documents and abstracts for more than three (3) years from the end of the calendar year to which each shall pertain. Audit results shall be shared by the Parties.

(d)	If any audit hereunder reveals an underpayment, the Audited Party shall promptly make up such underpayment. If any audit hereunder reveals an overpayment, the Auditing Party shall promptly reimburse such overpayment. The Auditing Party shall bear the full cost of any audit under this Section 7.4, unless such audit discloses an underpayment by the Audited Party of more than [***] of the amount owed hereunder in which case the Audited Party shall bear the full cost of such audit, together with interest on any such underpayment from the date otherwise due through the date of payment at the rate set forth in Section 7.2(e).

(e)	The failure of a Party to request verification of any payment calculation within the three (3) year period following receipt of such payment shall be considered acceptance of such calculation by the Party.

ARTICLE 8. GOVERNANCE

8.1	Primary Compound and Licensed Collaboration Compound. A joint development and marketing committee (the “JDMC”) shall oversee all matters relating to the research, global development and marketing of Primary Compounds and Licensed Collaboration Compounds in the Roche Territory, after completion of GLP tox studies for such compounds.

(a)	Organization. The JDMC shall be formed within thirty (30) days after the Effective Date. The JDMC shall consist of six (6) members – three (3) members to be designated by Roche and three (3) members to be designated by Pharmasset. Each Party shall notify the other Party in writing of the members designated by such Party within thirty (30) days after the Effective Date. Any Party may withdraw the designation of any of its members of the JDMC and designate a replacement at any time by giving prior written notice of the withdrawal and identifying the replacement to the other Party. The chairperson of the JDMC shall be from Roche. Initially Roche will try to ensure that one member of the JDMC is a member of the standard Roche decision making bodies (Research Development Committee, Life Cycle Committee).

(b)	Meetings. The JDMC shall hold meetings at least quarterly during the Collaboration Period and semi-annually thereafter, on mutually agreeable dates, with the location of the meetings to alternate between Pharmasset’s facilities and Roche’s facilities in Nutley, New Jersey, or Basel, Switzerland (or such other locations as may be mutually agreed to by the Parties). The frequency and location of such meetings may be modified by mutual agreement of the Parties. Each Party shall pay its own expenses associated with meetings. Each Party may, in its discretion, invite employees of such Party who are not members of the JDMC and consultants who have entered appropriate confidentiality agreements to attend meetings of the JDMC. The Roche Global Alliance Director shall attend the JDMC meetings and will serve as the primary contact person for all non-scientific matters.

(c)	Responsibilities: The JDMC will have the following responsibilities:

(i)	Discuss and agree upon the Development Plan, material changes and amendments which cause a material delay in the US NDA Filing and/or the EU MAA Filing;

(ii)	Review the progress of the project teams and discuss and agree upon their annual goals;

(iii)	Review, discuss and agree upon presentations to be given to the Roche internal decision making bodies;

(iv)	Discuss the reports on development submitted by Roche and the progress of material activities in the Development Plan;

(v)	Discuss and agree upon the clinical and non-clinical study protocols;

(vi)	Discuss all draft study reports of the Phase 1 POC study performed by Pharmasset and the final reports of these studies;

(vii)	Discuss material submissions to the FDA and the EMEA and reasonable ways to expedite these submissions;

(viii)	Facilitate and coordinate the exchange of information;

(ix)	Ensure communication to the project teams of decisions made by the JDMC;

(x)	Inform the other party on up-coming major internal events and decisions and communicate to the other party on the results of such events and the decisions taken;

(xi)	Ensure communication to Pharmasset by Roche of any major issues, plans and/or expected decisions discussed by Roche’s internal development teams;

(xii)	Discuss Pharmasset’s plans of its development activities in the Pharmasset territories and material changes and amendments thereof with the Development Plan in order to align such activities with the Roche’s global development strategy; and

(xiii)	Discuss the progress of Pharmasset’s development in the Pharmasset territories.

(d)	Decision-Making. Decisions of the JDMC shall be by consensus, with each Party getting one vote.

(i)	If the JDMC is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Global Head of Roche Pharma (or a designee) and the Chief Executive Officer of Pharmasset (or a designee) (the “Executives”).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(ii)	If after sixty (60) days the Executives are unable to resolve any such matter after good faith discussions, then each [***] shall have [***] as to [***], except (A) [***], and (B) in the event that [***], with respect to [***].

(e)	Roche Internal Project Team. A Roche internal project team will be formed to manage the day-to-day activities of the Collaboration subject to the terms and conditions of this Agreement. This internal team will be responsible for implementing the recommendations of the JDMC and will be subject to the governance of the standard Roche decision-making bodies.

(f)	CMC Subcommittee. The JDMC shall appoint a subcommittee comprised of representatives from both Pharmasset and Roche (the “CMC Subcommittee”) to handle day-to-day issues relating to chemistry/manufacturing/control technical development (“CMC”) and technical regulatory issues (e.g., synthetic route, market formulation and supply chain structure). This CMC Subcommittee shall report to the JDMC and shall meet regularly as needed, but no less often than quarterly. Schedule 6 of this Agreement provides guidance as to the issues and matters to be considered by the CMC Subcommittee.

(g)	Progress Reports. At each JDMC meeting, both Parties shall provide a report to the JDMC, summarizing in reasonable detail the results to date of the Collaboration. After each meeting, the JDMC shall prepare a report summarizing the discussions held and conclusions reached and setting forth plans for the Collaboration for the next six (6) months.

8.2	Potential Licensed Compounds. A joint research committee (the “JRC”) shall monitor the progress of the research program for Potential Licensed Compounds, and permit collaboration, wherever possible, during compound discovery through GLP Tox Completion or End of Phase 1, as applicable, for any given Potential Licensed Compound. The JRC shall be responsible for overseeing the research and development of Potential Licensed Compounds for which Roche has not yet exercised its Option. Upon Roche’s exercise of its Option to a Potential Licensed Compound, the JDMC shall take over responsibility for such Potential Licensed Compound; and governance for such compound shall be in accordance with Section 8.1 above.

(a)	Organization. The JRC shall be formed within thirty (30) days after the Effective Date. The JRC shall consist of four (4) members – two (2) members to be designated by Roche and two (2) members to be

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

designated by Pharmasset. Each Party shall notify the other Party in writing of the members designated by such Party within thirty (30) days after the Effective Date. Any Party may withdraw the designation of any of its members of the JRC and designate a replacement at any time by giving prior written notice of the withdrawal and identifying the replacement to the other Party. The chairperson of the JRC shall be from Pharmasset.

(b)	Meetings. The JRC shall hold meetings at least quarterly during the Collaboration Period, with the location of the meetings with the location of the meetings to alternate between Pharmasset’s facilities and Roche’s facilities in Nutley, New Jersey, and Basel, Switzerland (or such other locations as may be mutually agreed to by the Parties). The frequency and location of such meetings may be modified by mutual agreement of the Parties. Each Party shall pay its own expenses associated with meetings. Each Party may, in its discretion, invite employees of such Party and consultants who have entered into appropriate confidentiality agreements who are not members of the JRC to attend meetings of the JRC. The Roche Global Alliance Director shall attend the JRC meetings and will serve as the primary contact person for all non-scientific matters.

(c)	Decision-Making. Decisions of the JRC shall be by consensus, with each Party getting one vote. If the JRC is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Global Head of Roche Pharma Research (or a designee) and the Chief Executive Officer of Pharmasset (or a designee) (the “Executives”). If the Executives are unable to resolve any such matter after [***], then [***] shall have [***] with respect to [***] so long as such [***].

(d)	Progress Reports. Within thirty (30) days after the end of each calendar quarter, Pharmasset shall prepare and deliver to Roche and the JRC a written progress report, summarizing in reasonable detail the results to date of the Collaboration. After each meeting, the JRC shall prepare a report summarizing the discussions held and conclusions reached and setting forth plans for the Collaboration for the next six (6) months.

8.3	PSI-6130 Pro-Drugs. The JRC shall monitor the progress of the research program for potential pro-drugs of PSI-6130 through completion of GLP tox studies for each potential pro-drug. After completion of GLP tox studies, the JDMC shall have responsibility for such pro-drugs in accordance with the governance process outlined in Section 8.1.

(a)

Decision-Making. Decisions of the JRC shall be by consensus, with each Party getting one vote. However, if the JRC is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Global Head of Roche Pharma Research (or a designee) and the Chief Executive Officer of Pharmasset (or a designee) (the

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

“Executives”). If the Executives are unable to resolve any such matter after sixty (60) days, then [***] shall have final say.

(b)	Transition to JDMC for Decision-Making. After completion of GLP tox studies, the JDMC shall have responsibility for such pro-drugs in accordance with the governance process outlined in Section 8.1.

(c)	Prodrug Team. A joint project team will be formed to manage the day-to-day activities required for the prodrug and subject to the terms and conditions of this Agreement. This internal team will be responsible for implementing the recommendations of the JRC.

8.4	Compound Reports.

(a)	In addition to the progress reports of Section 8.2(d), Pharmasset shall prepare and deliver to Roche, at least once per quarter, a report containing the following:

(i)	the data from the activities listed in Schedule 4 (defining GLP Tox Completion) for each Potential Licensed Compound; and

(ii)	if Roche has not exercised its Option for a given Potential Licensed Compound within sixty (60) days after GLP Tox Completion for such Potential Licensed Compound, the data from the activities listed in Schedule 5 for each such Potential Licensed Compound.

8.5	Effect of Option Exercise on Governance. Notwithstanding anything to the contrary in Section 8.2, once Roche exercises its Option for a Potential Licensed Compound, the JDMC shall have purview over Potential Licensed Compound as a Licensed Collaboration Compound in accordance with Section 8.1.

8.6	Sublicense of Obligations.

(a)	Roche acknowledges that Pharmasset may subcontract Pharmasset’s obligations under this Agreement. However, prior to entering into any significant subcontracts relating to activities under the Research Plan or the development activities listed in Section 9.1(a), Pharmasset shall first solicit the advice and input of Roche with respect to such subcontract.

(b)	Pharmasset acknowledges that Roche may subcontract Roche’s obligations under this Agreement. However, prior to entering into any significant subcontracts under the Research Plan, Roche shall first solicit the advice and input of Pharmasset with respect to such subcontract.

ARTICLE 9. RESEARCH AND DEVELOPMENT

9.1	Primary Compounds.

(a)	For Primary Compound, the Parties have established a Development Plan, attached to this Agreement as Schedule 1. Under the Development Plan for Primary Compound, Pharmasset shall conduct the following activities in support of development in the Roche Territories:

(i)	[***];

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(ii)	[***]; and

(iii)	[***].

(b)	Other than activities completed by Pharmasset pursuant to 9.1(a) above, Pharmasset shall not have any obligation for any other studies relating to the Primary Compound to achieve (i) [***], and (ii) [***]. Roche may undertake some or all of these studies for the Primary Compound as determined by the JDMC.

(c)	Subject to Article 11 and pursuant to the Development Plan, Roche shall conduct all other activities in support of obtaining Regulatory Approval in the Roche Territory pursuant to the Development Plan.

(d)	Each [***] shall [***] except that [***] shall [***]. If [***] has the [***] will be [***], assuming that [***]. If [***] undertakes any of the [***], the [***] shall be [***].

(e)	If the JDMC determines to pursue development of the pro-drug of PSI-6130, then a Development Plan shall be established and certain of the activities contemplated by Section 9.1(a) and the reimbursement provided for in Section 9.1(d) may be allocated toward such pro-drug as the JDMC may determine. If Pharmasset is required to perform activities for the pro-drug that Pharmasset previously performed for PSI-6130 (as listed in 9.1(a)), then Pharmasset shall be reimbursed for its actual expenses incurred to perform such activities, including the cost of any API manufactured, at the request of the JDMC, by Pharmasset, its Affiliates or a Third Party (at Pharmasset’s direction) whether or not such API has been used.

(f)	The Parties contemplate that Pharmasset will participate in process research and process development activities (including formulation, analytical, QC and the like) to such extent as defined by the CMC Committee as sanctioned by the JDMC. [***] shall [***] for its [***]. The [***] shall be [***]. [***] shall [***], and [***] shall [***].

(g)	Subject to Article 11 and the Pharmasset development plan for the Pharmasset Territory, Pharmasset shall, at its own cost, conduct all activities in support of obtaining Regulatory Approval in the Pharmasset Territory.

9.2

Potential Licensed Compounds. Pharmasset will undertake to discover and develop Potential Licensed Compounds during the Collaboration Period pursuant to the Research Plan. Pharmasset shall have final say regarding compound design, although Roche may participate in design of compounds through the JRC. For a given Potential Licensed Compound, prior to exercise of its Option but during the Collaboration Period, Roche, at its expense, shall have the right, but not the obligation, to conduct activities with respect to the Potential Licensed Compounds in accordance with the Research Plan. If Roche conducts an activity, it shall provide Pharmasset with the data and results of such activity, and

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

Pharmasset shall own such data and results to the extent that Roche has the right and ability to grant Pharmasset ownership rights in such data and results; provided, however, Pharmasset shall not allow a Third Party to use or access such data and results without prior written consent from Roche unless and until the Potential Licensed Compound becomes a Relinquished Compound.

9.3	Licensed Compounds. The Development Plan for the Primary Compound is attached hereto as Schedule 1. For a given Potential Licensed Compound, promptly following the exercise by Roche of its Option designated such Potential Licensed Compound as a Licensed Collaboration Compound, the Parties shall, through JDMC, develop and adopt a Development Plan for such Licensed Collaboration Compound. Each Development Plan shall specify, among other things, that Roche shall conduct, at its own cost and expense, all activities in support of obtaining Regulatory Approval in the Roche Territory. Such Development Plan may be amended from time to time in accordance with Article 8.

9.4	Existing [***] Programs. Any existing [***] compounds (excluding any [***]) [***], whether [***] or including or using [***], shall [***]; and any such [***] shall be [***]. For clarity, Roche shall retain rights to such compounds and products whether or not it chooses to develop such products and shall retain rights to such compounds and products upon termination or expiration of this Agreement.

ARTICLE 10. REGULATORY MATTERS

10.1	Regulatory Approvals.

(a)

Roche, at its sole cost, shall pursue all Regulatory Approvals related to Products in the Roche Territory, including the preparation and filing of applications for clinical trials and Regulatory Approvals, as well as any and all governmental approvals required to manufacture, have manufactured and sell Products in the Roche Territory. Without limiting the generality of the foregoing, Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory authorities, for all Products in all countries in the Roche Territory. During such time, Roche or its Affiliates shall own and file, at its cost, all regulatory filings and Regulatory Approvals for all Products in all countries of the Roche Territory. Roche shall supply Pharmasset with a copy of all material communications related to any Product to and from any regulatory authority for all Major Market Countries, promptly after receipt of such communication from such authority or concurrently with sending such communication to such authority, as applicable. Upon request of Pharmasset, Roche shall supply Pharmasset with a copy of all such communications in all other countries in the Roche Territory.

(b)	Pharmasset, at its sole cost, shall pursue all Regulatory Approvals (other than manufacturing) related to Products in the Pharmasset Territory, including the preparation and filing of applications for Regulatory Approvals, as well as any and all governmental approvals required to sell Products in the Pharmasset Territory. Without limiting the generality of the foregoing, Pharmasset shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory authorities, for all Products in all countries in the Pharmasset Territory. During such time, Pharmasset or its Affiliates shall own and file, at its cost, all regulatory filings and Regulatory Approvals for all Products in all countries of the Pharmasset Territory. Upon request of Roche, Pharmasset shall supply Roche with a copy of all such communications in all countries in the Pharmasset Territory.

10.2	Pharmacovigilance.

(a)	The Parties agree to inform each other about adverse events occurring or having occurred in connection with the use of Products in sufficient time to allow all Parties to comply with all applicable laws, rules and regulations in their respective territories.

(b)	No later than the initiation of the first clinical trial of a Product, the Parties shall execute a separate detailed pharmacovigilance agreement specifying the procedure for exchange of information relating to adverse drug reactions which may occur (i) during development and (ii) after Launch.

(c)	Roche, at its sole cost, shall report to appropriate authorities in the Roche Territory in accordance with and as required by all applicable laws, rules and regulations all adverse events, adverse drug reactions, serious adverse events and serious adverse drug reactions related to use of Products anywhere in the Roche Territory.

(d)	Pharmasset, at its sole cost, shall report to appropriate authorities in the Pharmasset Territory in accordance with and as required by all applicable laws, rules and regulations all adverse events, adverse drug reactions, serious adverse events and serious adverse drug reactions related to use of Products anywhere in the Pharmasset Territory.

(e)	Both Parties shall maintain a safety database that allows them to manage safety data collected and to fulfill their regulatory responsibilities in their respective territories. After transfer of the historical clinical safety data to Roche, Roche shall maintain the global safety database for each Product, which shall be searched to provide answers to safety queries for the preparation of Analyses of Similar Events (ASIMEs) and for safety reports. Transfer of historical clinical safety data from Pharmasset to Roche shall occur as soon as possible but, in any event, no later than Roche’s initiation of clinical trial enrollment activities.

10.3	Transfer of Regulatory Responsibilities in the Roche Territory. The JDMC shall agree upon a process for transferring regulatory responsibilities to Roche. If, at Roche’s request, Pharmasset continues to hold the IND for a Product after completion of the POC Study, then Roche shall reimburse Pharmasset for its reasonable expenses incurred in connection with activities relating to holding the IND, including direct internal labor costs, which shall be reimbursed at a rate of $150 per hour.

10.4	Data Access. Except with respect to the global safety database, each Party shall permit the other Party access to, and grant the other Party the right to reference and use, all clinical and manufacturing data associated with any submissions for approvals or other issues associated with any Licensed Compound at no cost. Such data shall include, but is not limited to, preclinical and clinical data, regulatory filings, Regulatory Approvals, CMC data and any adverse event reports or information. In furtherance of the foregoing, each Party shall, promptly upon the request of the other Party, deliver a letter to the FDA (or the relevant regulatory authority) authorizing the other Party to reference the drug master files and other regulatory filings of the authorizing Party related to Products. For clarity, Roche shall not provide Pharmasset with direct access to Roche’s global safety database; rather, Roche shall allow Pharmasset to submit database queries for the purpose of generating ASIMEs and required safety reports.

ARTICLE 11. MANUFACTURE AND SUPPLY

11.1	Primary Compound and Primary Product.

(a)	For clinical supply of a Primary Compound, Pharmasset will establish a single source of API for both the Roche Territory and the Pharmasset Territory, and shall be responsible for providing clinical supply at Cost of Goods until the Initiation of Phase 2.

(b)	For clinical supply of a Primary Compound after Initiation of Phase 2 and for commercial supply of Primary Product, the JDMC shall decide, at least twelve (12) months prior to the anticipated Initiation of Phase 2, whether Roche or Pharmasset shall establish a single source of API for both the Roche Territory and the Pharmasset Territory.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

(i)	If Pharmasset is selected as the single source of supply, then Pharmasset shall provide: (1) Phase 2 and Phase 3 clinical supply of API to Roche for the Roche Territory at Pharmasset’s Cost of Goods, not to exceed $[***]/kg ([***]); and (2) commercial supply of API to Roche for the Roche Territory (including samples) at a transfer price equal to Pharmasset’s Cost of Goods plus [***]%, the total price to Roche not to exceed $[***]/kg ([***]).

(ii)	If the JDMC decides that Pharmasset shall have responsibility and authority for establishing a single source of API for both the Roche Territory and the Pharmasset Territory, then Roche shall have a right to establish itself (or a Third Party) as the secondary source of API supply, provided however, Roche may not supply in excess of [***]% of the requirements for the global supply (unless Roche becomes the primary source, as set forth in Section 11.1(b)(iii) below).

(iii)	If Roche is selected as the single source of supply, then Roche shall provide: (1) Phase 2 and Phase 3 clinical supply of API to Pharmasset for the Pharmasset Territory at Roche’s Cost of Goods, not to exceed $[***]/kg ([***]); and (2) commercial supply of API to Pharmasset for the Pharmasset Territory (including samples) at a transfer price of (A) [***] during such time period as Pharmasset is paying a royalty to Roche pursuant to Section 5.3, or (B) [***]%, the total price to Pharmasset not to exceed $[***]/kg ([***]).

(iv)	If the JDMC decides that Roche shall have responsibility and authority for establishing a single source of API for both the Roche Territory and the Pharmasset Territory, then Pharmasset shall have a right to establish itself (or a Third Party) as the secondary source of API supply, provided however, Pharmasset may not supply in excess of [***]% of the requirements for the global supply (unless Pharmasset becomes the primary source, as set forth in Section 11.1(b)(i)).

(v)	In the event that Roche is a source of API, it may contract with Pharmasset for certain processes, or supply intermediates at a reasonable mark-up, to be negotiated in good faith, to Pharmasset’s Cost of Goods for such intermediates.

(c)	The Party manufacturing and supplying API hereunder shall use Reasonable Diligence to improve the efficiency of the manufacturing

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

process, including without limitation, cost of API, yield and delivery timing, in order to reduce the Cost of Goods.

(d)	Each Party shall be responsible for manufacturing and packaging of finished goods containing Product for its own territory based upon common formulation for both clinical and commercial supply.

11.2	Technology Transfer to Roche; Transfer Deliverables. Upon a determination by the JDMC, in accordance with Section 11.1(b)(iii), that Roche will establish a single source of supply for API, then Pharmasset shall, as promptly as practicable following such determination, transfer to Roche and its designated supplier the physical embodiment of the Pharmasset Know-How as necessary to enable Roche or such designated supplier to manufacture the Licensed Compound(s).

11.3	GMP Audits by Roche. Pharmasset shall use reasonable efforts to ensure that Roche has the right to conduct GMP audits upon reasonable notice of any Third Party suppliers used by Pharmasset to supply Roche with Products, Licensed Compounds, API or intermediates. If Pharmasset itself acts as a supplier, then Roche shall have a right to conduct GMP audits of Pharmasset’s facilities upon reasonable notice.

11.4	GMP Audits by Pharmasset. Roche shall use reasonable efforts to ensure that Pharmasset has the right to conduct GMP audits upon reasonable notice of any Third Party suppliers used by Roche to supply Pharmasset with Products, Licensed Compounds, API or intermediates. If Roche itself acts as a supplier, then Pharmasset shall have a right to conduct GMP audits of Roche’s facilities upon reasonable notice.

11.5	Licensed Collaboration Compounds. The JDMC shall determine the optimal manufacturing and supply chain arrangements for each Licensed Collaboration Compound.

ARTICLE 12. COMMERCIALIZATION

12.1	Decision Making. Roche shall have sole responsibility and decision-making authority for the marketing, promotion, sale and distribution of Products in the Roche Territory, except as expressly set forth in any Co-Promotion Agreement entered into between the Parties pursuant to Section 2.4. Pharmasset shall have sole responsibility and decision-making authority for the marketing, promotion, sale and distribution of Products in the Pharmasset Territory, subject to Section 12.2.

12.2	Grant of Rights in the Pharmasset Territory. Pharmasset may grant rights to a Third Party to distribute, promote, market or sell a Product in the Pharmasset Territory (“Pharmasset Commercialization Rights”). However, prior to [***], [***] shall first [***]. If, after [***], then [***] shall be [***].

12.3	Cross-Border Sales. To the extent permitted by law, each of the Parties shall take reasonable measures to prevent any re-sales of Products originally sold by such Party or its Affiliates, sublicensees or distributors in such Party’s territory into the other Party’s territory.

ARTICLE 13. TRADEMARKS

13.1	Ownership of Trademarks.

(a)	Roche shall own all trademarks used in connection with Products in the Roche Territory, and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all trademarks used in connection with Products in the Roche Territory.

(b)	Pharmasset shall own all trademarks used in connection with Products in the Pharmasset Territory, and shall, at its sole cost, be responsible for procurement, maintenance, enforcement and defense of all trademarks used in connection with Products in the Pharmasset Territory.

13.2	Single Trademark. It is the intent of the Parties that the Parties shall select a single trademark to be used for each given Licensed Compound throughout the world; provided that a different trademark may be used in a particular country if the single trademark is not appropriate.

ARTICLE 14. PATENT RIGHTS

14.1	Ownership of Patent Rights. Title to inventions, discoveries, improvements and other technology, whether or not patentable (collectively, “Inventions”), and any patent or patent application claiming such Inventions, shall be as set forth below. Inventorship shall be determined under the patent laws of the country in which the relevant patent application was filed.

(a)	Roche shall own Inventions and any patent or patent applications claiming such Inventions wherein the inventors consist of employees, agents or consultants of Roche (but no Pharmasset employees, agents or consultants) (“Roche Inventions”).

(b)	Pharmasset shall own Inventions and any patent or patent applications claiming such Inventions wherein the inventors consist of employees, agents or consultants of Pharmasset (but no Roche employees, agents or consultants) (“Pharmasset Inventions”).

(c)	Pharmasset and Roche shall own jointly Inventions invented jointly by employees, agents or consultants of Pharmasset and Roche (“Joint Inventions”) and any patent or patent applications claiming such Inventions (“Joint Patent Rights”).

(d)	Roche shall grant to Pharmasset a fully paid-up, non-exclusive, worldwide license to any Joint Patent Rights for all fields; and Pharmasset shall likewise grant to Roche a fully paid-up, non-exclusive, worldwide license to any Joint Patent Rights for all fields.

14.2	Patent Prosecution and Maintenance.

(a)	Pharmasset shall have the right, but not the obligation, at its own cost, to prepare, file, prosecute and maintain all Pharmasset Patents (including prior Pharmasset Patents and patent applications in respect of Pharmasset Inventions) using outside patent counsel of Pharmasset’s choice with strategic input on such choice of counsel from Roche.

(b)	If Pharmasset does not wish to prepare, file, prosecute or maintain any Pharmasset Patent in a country on the list of designated countries specified in Schedule 9A (the “Pharmasset Designated Countries”), then Pharmasset shall so notify Roche and Roche shall have the right to prepare, file, prosecute, and maintain any such patent at its own costs and at its own discretion in such country. Roche shall copy Pharmasset on all material correspondence relating to the prosecution and maintenance of such Pharmasset Patent in such country.

(c)	Roche shall have the right, but not the obligation, at its own cost, to prepare, file, prosecute and maintain all Roche Patents (including patents and patent applications in respect of Roche Inventions) using outside patent counsel of Roche’s choice with strategic input on such choice of counsel from Pharmasset.

(d)	If Roche does not wish to prepare, file, prosecute or maintain any such patent, in a country on the list of designated countries specified in Schedule 9B (the “Roche Designated Countries”), then Roche shall so notify Pharmasset and Pharmasset shall have the right to prepare, file, prosecute, and maintain any such patent at its own costs and at its own discretion in such country. Pharmasset shall copy Roche on all material correspondence relating to the prosecution and maintenance of such patent in such country.

(e)	Roche shall be responsible for the preparation, filing, prosecution, and maintenance of all Joint Patent Rights in the Roche Territory, using patent counsel of Roche’s choice with strategic input on such choice of counsel from Pharmasset. All costs associated with filing, prosecution, and maintenance of Joint Patent Rights in the Roche Territory shall be borne by Roche.

(f)	Pharmasset shall be responsible for the preparation, filing, prosecution, and maintenance of all Joint Patent Rights in the Pharmasset Territory, using patent counsel of Pharmasset’s choice with strategic input on such choice of counsel from Roche.

(g)

If the Party bearing the costs of patent prosecution and maintenance of Joint Patents in accordance with subsections (e) and (f) above (the “Cost-Bearing Party”) does not intend to cover such costs as to a particular country, it shall promptly notify the other Party. Upon such notification, (i) the Cost-Bearing Party shall assign its right and interest in such Joint Patent Rights to the other Party at no cost, and (ii) if the Cost-Bearing Party is Roche, Pharmasset shall have the right to prepare, file, prosecute and maintain such Joint Patent Right in such country.

14.3	Enforcement of Pharmasset Patents. Each Party shall inform the other Party promptly upon learning of any infringement of the Pharmasset Patents. Pharmasset shall have the right to enforce and defend, at its own cost, all Pharmasset Patents (excluding the Third Party patents licensed to Pharmasset as of the Effective Date). Roche shall cooperate with and assist Pharmasset in the enforcement of the Pharmasset Patents upon the reasonable request of Pharmasset, including joining as a party to any enforcement action, provided, however, that Pharmasset shall reimburse Roche for its reasonable litigation expenses (including legal fees charged by Roche’s independent counsel, not including any internal costs associated with activities performed by Roche employees). In the event that Pharmasset does not pursue an enforcement action within a period of one hundred twenty (120) days following reasonable notification of the infringement of the Pharmasset Patents, then Roche shall have the right to bring such action at its own cost. Roche may join Pharmasset as a party in such actions, provided, however, that Roche shall reimburse Pharmasset for its reasonable litigation expenses (including legal fees charged by Pharmasset’s independent counsel, not including any internal costs associated with activities performed by Pharmasset employees).

14.4	Enforcement of Roche Patents. Each Party shall inform the other Party promptly upon learning of any infringement of the Roche Patents. Roche shall have the right to enforce and defend, at its own cost, all Roche Patents. Pharmasset shall cooperate with and assist Roche in the enforcement of the Roche Patents upon the reasonable request of Roche, including joining as a party to any enforcement action, provided, however, that Roche shall reimburse Pharmasset for its reasonable litigation expenses (including legal fees charged by Pharmasset’s independent counsel, not including any internal costs associated with activities performed by Pharmasset employees). In the event that Roche does not pursue an enforcement action within a period of one hundred twenty (120) days following reasonable notification of the infringement of the Roche Patents, then Pharmasset shall have the right to bring such actions at its own cost. Pharmasset may join Roche as a party in such actions, provided, however, that Pharmasset shall reimburse Roche for its reasonable litigation expenses (including legal fees charged by Roche’s independent counsel, not including internal costs associated with activities performed by Roche’s employees).

14.5	Enforcement of Joint Patent Rights.

(a)	Roche shall inform Pharmasset promptly upon learning of any infringement to the Joint Patents in the Roche Territory. Roche shall have the right to enforce and defend, at its own cost, all Joint Patents in Roche Territory. Pharmasset shall cooperate with and assist Roche in the enforcement of the Joint Patents upon the reasonable request of Roche, including joining as a party to any enforcement action, provided, however, that Roche shall reimburse Pharmasset for its reasonable litigation expenses (including legal fees charged by Pharmasset’s independent counsel, not including any internal costs associated with activities performed by Pharmasset employees). In the event that Roche does not pursue an enforcement action within a period of one hundred twenty (120) days following reasonable notification of the infringement of the infringement of Joint Patent Rights, then Pharmasset shall have the right to bring such action at its own cost. Pharmasset may join Roche as a party in such actions provided, however, that Pharmasset shall reimburse Roche for its reasonable litigation expenses (including legal fees charged by Roche’s independent counsel not including any internal costs associated with activities performed by Roche employees).

(b)	Pharmasset shall inform Roche promptly upon learning of any infringement to the Joint Patents in the Pharmasset Territory. Pharmasset shall have the right to enforce and defend, at its own cost, all Joint Patents in Pharmasset Territory. Roche shall cooperate with and assist Pharmasset in the enforcement of the Joint Patents upon the reasonable request of Pharmasset, including joining as a party to any enforcement action, provided, however, that Pharmasset shall reimburse Roche for its reasonable litigation expenses (including legal fees charged by Roche’s independent counsel, not including any internal costs associated with activities performed by Roche employees). In the event that Pharmasset does not pursue an enforcement action within a period of one hundred twenty (120) days following reasonable notification of the infringement of the infringement of the Joint Patents, then Roche shall have the right to bring such action at its own cost. Roche may join Pharmasset as a party in such actions, provided, however, that Roche shall reimburse Pharmasset for its reasonable litigation expenses (including legal fees charged by Pharmasset’s independent counsel, not including any internal costs associated with activities performed by Pharmasset employees).

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

14.6	Recoveries. Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under Sections 14.3, 14.4 or 14.5 shall first be applied to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such action or conducting such settlement. Any amounts remaining shall be allocated between the Parties as follows:

(a)	For any Joint Patents, regardless of which Party brings the enforcement action, the amounts remaining shall be [***];

(b)	If a Party enforces its own Patent in its own territory (i.e., Roche enforcing a Roche Patent in the Roche Territory, or Pharmasset enforcing a Pharmasset Patent in the Pharmasset Territory), then [***] shall [***], except that to the extent any such [***] is [***], such [***] shall be [***] and the other [***] shall be [***].

(c)	If a Party enforces its own Patent in the other Party’s territory (i.e., Roche enforcing a Roche Patent in the Pharmasset Territory, or Pharmasset enforcing a Pharmasset Patent in the Roche Territory), then the Party enforcing its own Patent shall retain the greater of (i) [***], or (ii) [***].

(d)	If a Party enforces the other Party’s Patent in the other Party’s territory (i.e., Roche enforcing a Pharmasset Patent in the Pharmasset Territory, or Pharmasset enforcing a Roche Patent in the Roche Territory), [***].

14.7	Patent Licenses From Third Parties.

(a)	Pre-existing Pharmasset Third Party Licenses. Pharmasset shall maintain all Pre-existing Pharmasset Third Party Licenses at [***]. If a Third Party claims a payment is due from under a Pre-Existing Pharmasset Third Party License, related to any Product, and Pharmasset does not agree to make such payment, Pharmasset shall immediately advise Roche in writing of such disagreement.

(b)	HCV Target Screening Patent Licenses. Roche shall obtain and maintain any HCV Target Screening Patent License at [***] cost, if Roche determines such license is required, except that [***] will be responsible for milestone and royalty payments associated with such license that are specific to the [***] Territory. For clarity, [***] shall have no responsibility for any HCV Target Screening Patent Licenses with respect to Relinquished Compounds.

(c)

Pre-existing Roche Third Party Licenses; Other Third Party Licenses. Roche shall maintain all Pre-existing Roche Third Party Licenses at [***]. If a Third Party claims a payment is due from under a Pre-existing Roche Third Party License, related to any Product, and Roche does not agree to make such payment, Roche shall immediately advise

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

Pharmasset in writing of such disagreement. In addition, except as provided for in Sections 14.7(a) or 14.7(b), [***] Territory. Notwithstanding the preceding sentence, [***] shall be responsible for a pro rata share ([***] percent ([***]%)) of (i) any up-front amounts, and (ii) all milestone and royalty payments that are specific to the [***] Territory, but only if the patent license required to sell a Licensed Compound is a license to a Patent Right containing a Valid Claim Covering the Product in a country in the [***] Territory and such patent license is not a Pre-existing Roche Third Party License.

(d)	Process for Entering into Third Party Patent License Agreements. Roche shall consider in good faith Pharmasset’s input in any negotiations for Third Party patent licenses; and [***] shall not [***]. Any disputes over whether to enter into a particular Third Party patent license agreement shall be subject to the arbitration procedure specified in Article 18.

(e)	Future Third Party [***] Licenses. If, during the Collaboration Period, either Party or its Affiliates (the “Identifying Party”) identify a [***] compounds (excluding any [***] technology) not Controlled by a Party (“Related Technology”), the Identifying Party shall notify and disclose to the other Party all available information concerning such Related Technology. After such notice has been provided, the Party receiving such notice shall have thirty (30) days from the date of such notice to notify the Identifying Party of its interest in such Related Technology. If both Parties are interested in such Related Technology, then, regardless of which Party is the Identifying Party, Pharmasset shall, together with Roche, negotiate with the relevant Third Party to obtain rights to the Related Technology and bring it within the scope of the license grant to Roche under Section 2.1 as part of Pharmasset Patent Rights. In furtherance thereof, [***] shall [***], and otherwise [***] associated with [***], except that [***] shall be [***] that are [***]. In the event Pharmasset is the Identifying Party and Roche (i) notifies Pharmasset that it does not desire to bring such Related Technology within the scope of the license grant to Roche, or (ii) fails to notify Pharmasset within such thirty (30) day period of its desire to include the Related Technology as part of the license grant under Section 2.1, Pharmasset may acquire the rights to such Related Technology outside the collaboration and such rights shall not be subject to this Agreement. In the event Roche is the Identifying Party and Pharmasset (i) notifies Roche that it does not desire to enter into a license agreement for such Related Technology, or (ii) fails to notify Roche of its interest in such Related Technology, then Roche may acquire the rights to such Related Technology outside the collaboration and such rights shall not be subject to this Agreement. For clarity, this Section does not apply to any pre-existing licenses and agreements entered into prior to the Effective Date of this Agreement.

ARTICLE 15. REPRESENTATIONS AND WARRANTIES

15.1	Mutual Representations and Warranties. Each Party warrants and represents to the other Party that:

(a)	it has the full right and authority to enter into this Agreement and that it is not aware of any impediment that would inhibit its ability to perform the obligations imposed on it by this Agreement;

(b)	all corporate action on the part of such Party, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and (ii) the performance of all obligations of such Party hereunder has been taken, and this Agreement constitutes the legal and binding obligation of such Party, enforceable against such Party in accordance with its terms;

(c)	the execution of this Agreement and the performance of the transactions contemplated by this Agreement by such Party will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under any agreement or other instrument to which such Party is a party or by which it or any of its property is bound;

(d)	it has the right to grant the licenses granted under this Agreement; and

(e)	it has not intentionally failed to disclose any information within its knowledge that would materially affect the other Party’s decision to enter into this Agreement, and that no information provided by it in connection with this Agreement contains any untrue statement of material fact or omits to state a material fact.

15.2	Additional Representations and Warranties.

(a)	Pharmasset represents and warrants to Roche that, as of the Effective Date, the only Pharmasset Pre-existing Third Party Licenses are those listed in Schedule 7A.

(b)	Roche represents and warrants to Pharmasset that, as of the Effective Date, Roche has not intentionally failed to disclose the existence of any Roche Pre-existing Third Party Licenses needed for this Collaboration.

(c)	Pharmasset represents and warrants to Roche that, as of the Effective Date, that no Third Parties, including any governmental agencies or authorities, have asserted that any Third Parties have rights to any Pharmasset Patent Rights or Pharmasset Know-How.

(d)	Pharmasset represents and warrants to Roche that, as of the Effective Date, it is not involved in any litigation, arbitration or other dispute that could adversely affect its ability to grant the licenses and rights granted in Section 2.1 or to fulfill its obligations under this Agreement.

15.3	Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. EACH OF PHARMASSET AND ROCHE DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THEIR RESPECTIVE RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING WHETHER THE PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED, AND THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE PRODUCTS OR ANY RESEARCH. EXCEPT WITH RESPECT TO ANY CLAIM BY A THIRD PARTY FOR INDEMNIFICATION PURSUANT TO SECTION 19.1, IN NO EVENT SHALL EITHER PHARMASSET OR ROCHE BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

ARTICLE 16. CONFIDENTIAL INFORMATION

16.1	Treatment of Confidential Information. In carrying out its obligations under this Agreement, each Party will be sharing confidential and proprietary data and information (“Confidential Information”) with the other Party. Except as expressly permitted by this Agreement, each Party shall, and shall cause its Affiliates to, treat Confidential Information received from the other Party (the “Disclosing Party”) or its Affiliates as it treats its own proprietary information of like nature and importance. During the Agreement Term and for a period of five (5) years thereafter, the Party in receipt of the Disclosing Party’s Confidential Information (the “Receiving Party”) shall not disclose, divulge or otherwise communicate such Confidential Information to any Third Party, or use it for any purpose except pursuant to and in order to carry out its obligations under this Agreement. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to the Receiving Party’s directors, officers, employees, Affiliates, consultants, subcontractors, sublicensees or agents to the extent reasonably necessary to carry out its obligations under this Agreement, provided that such directors, officers, employees, Affiliates, consultants, subcontractors, sublicensees or agents have been advised of the confidential nature of such information and have agreed to maintain such information as confidential to the same extent required by this Article 16.

16.2	Exceptions to Definition of Confidential Information. Confidential Information shall not include information that the Receiving Party can demonstrate:

(a)	was known by the Receiving Party or its Affiliates prior to the date it was disclosed to the Receiving Party or its Affiliates by the Disclosing Party or its Affiliates, as evidenced by the prior written records of the Receiving Party or its Affiliates;

(b)	is lawfully disclosed to the Receiving Party or its Affiliates by a Third Party rightfully in possession of such information, either before or after the date of the disclosure to the Receiving Party or its Affiliates;

(c)	becomes generally known to the public through no act or omission on the part of the Receiving Party or its Affiliates, either before or after the date of the disclosure to the Receiving Party or its Affiliates;

(d)	is independently developed by the Receiving Party or its Affiliates without reference to or reliance upon any Confidential Information of the Disclosing Party or its Affiliates; or

(e)	is required to be disclosed by the Receiving Party or its Affiliates pursuant to a judicial or governmental order, provided that the Receiving Party gives the Disclosing Party sufficient notice to permit Disclosing Party to seek a protective order or other similar order with respect to such Information.

16.3	Exceptions. The restrictions set forth in this Article 16 and Section 19.2 shall not prevent either Party from (i) disclosing Confidential Information in connection with preparing, filing, prosecuting or maintaining a patent application or its resulting patents related to a Product in accordance with Article 14, (ii) disclosing Confidential Information to governmental agencies to the extent required or desirable to obtain a Regulatory Approval, (iii) disclosing Confidential Information to potential private investors (under a confidentiality agreement at least as restrictive as the provisions of this Article 16) in connection with fundraising activities, (iv) disclosing Confidential Information to underwriters and financial advisors (under an obligation of confidentiality) in connection with the public offering of securities, or (v) disclosing Confidential Information that is reasonably determined is required to be disclosed by the Receiving Party (to comply with applicable securities or other laws) to public investors or governmental agencies in connection with the public offering of securities, provided that in all of the above cases, the Party disclosing Confidential Information of the Disclosing Party shall use all reasonable efforts to provide prior written notice of such disclosure to the Disclosing Party and to take reasonable and lawful actions to avoid or limit such disclosure or to assist the Disclosing Party in avoiding or limiting such disclosure.

16.4	Previous Non-Disclosure Agreement. Notwithstanding anything contained herein to the contrary, that certain Mutual Non-Disclosure Agreement, dated as of May 25, 2004, by and between the Parties shall remain in full force and effect as to the information disclosed between the Parties prior to the date hereof.

16.5	Publications. The following provisions shall apply to the Parties with respect to all publications, presentations and other public disseminations of any information relating to Licensed Compounds or to scientific work performed as part of the Collaboration:

(a)	The Party desiring to publish, present or otherwise publicly disseminate such information (the “Publishing Party”) shall provide the other Party with a copy of any proposed publication, presentation or other public dissemination at least thirty (30) days prior to submission for publication, presentation or other public dissemination so as to provide such other Party an opportunity to recommend any changes it reasonably believes are necessary to preserve the Confidential Information belonging in whole or in part to such other Party or to preserve such other Party’s ability to obtain a patent or patents Covering any Invention. The incorporation of such recommended changes shall not be unreasonably refused.

(b)	If such other Party provides written notice (“Notice”) to the Publishing Party within fifteen (15) days of receipt of the copy of the proposed publication, presentation or other public dissemination that such publication, presentation or other public dissemination in its reasonable judgment (i) discloses information about an Invention for which the other Party desires patent protection or (ii) discloses Confidential Information of the other Party, the Publishing Party shall prevent such publication or delay such publication, presentation or other dissemination until the Parties have agreed on mutually acceptable modifications thereto so as not to prejudice the other Party’s right to obtain a patent and not to disclose the other Party’s Confidential Information. In the case of Inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) or application(s) on the Invention, and in no event less than sixty (60) days from the date of Notice.

ARTICLE 17. TERM AND TERMINATION

17.1

Agreement Term. The Agreement Term shall commence on the Effective Date and expire, unless earlier terminated upon the mutual written agreement of the Parties or in accordance with the provisions of this Article 17, on the date of expiration of all royalty and other payment obligations (the “Expiration Date”) under this Agreement. Upon the Expiration Date, (i) the licenses granted to Roche by Pharmasset under this Agreement and (ii) the licenses granted to Pharmasset by Roche, shall become fully paid-up and irrevocable, subject to any obligations which have accrued prior to the Expiration Date, except for any payments for commercial supply of Product pursuant to Article 11 or the terms of any applicable supply agreement.

17.2	Termination for Breach.

(a)	Each Party (the “Non-Breaching Party”) shall be entitled to terminate this Agreement (i) on a Product-by-Product, country-by-country basis, by written notice to the other Party (the “Breaching Party”) in the event that the Breaching Party is in default of any of its material obligations hereunder relating to such Product and such country and fails to remedy such default within sixty (60) days (or, in the case of payment defaults, within thirty (30)) days after provision of written notice thereof by the Non-Breaching Party identifying the alleged breach in reasonable detail. Notwithstanding the foregoing, the non-Breaching Party shall be entitled to terminate this Agreement in its entirety in the event that, as a result of such breach, the non-Breaching Party is unable to recognize substantially all financial benefits of this Agreement when taken as a whole.

(b)	The effective date of termination of this Agreement in its entirety under this Section 17.2 for an unremedied breach of a material obligation shall be the date sixty (60) days (or, in the case of an unremedied payment default, thirty (30) days) after provision of written notice thereof by the Non-Breaching Party.

17.3	Roche’s Rights to Terminate. Roche shall have the unilateral right to terminate this Agreement, on a Product-by-Product basis, either on a worldwide basis or on a country-by-country basis, by providing six (6) months prior written notice to Pharmasset. Such termination pursuant to this Section 17.3 shall be effective six (6) months after Roche provides such written notice to Pharmasset.

17.4	Consequences of Termination or Reversion.

(a)	Reversion of License and Assignment of Roche Rights. Upon any termination of this Agreement pursuant to this Article 17 or other reversion or relinquishment as contemplated by Sections 2.1(h), 3.1(d), 3.1(e), 4.2(a)(iii) or 4.2(b)(ii), any and all licenses granted by Pharmasset to Roche under this Agreement shall terminate with respect to the Product(s) and country(ies) to which the termination relates on the effective date of such termination, and the following provisions shall apply:

(i)

Roche shall, upon Pharmasset’s written request, assign and transfer to Pharmasset, or its Affiliates as requested by Pharmasset, at no expense to Pharmasset or its Affiliates, and free of any liens, pledges, security interests or other financial encumbrances other than those incurred in accordance with this Agreement and in the commercialization of the Product, all of Roche’s right, title and interest in and to:

(1)	all regulatory filings (such as INDs and drug master files), Regulatory Approvals, and clinical trial agreements (to the extent assignable and not cancelled) for such Product(s) in such country(ies),

(2)	all trademarks specific to such Product(s) in such country(ies), not including any housemarks or trademarks used in connection with any products other than such Product(s), and

(3)	all data, including clinical data, materials and information of any kind or nature whatsoever, in Roche’s possession or in the possession of its Affiliates or its or their respective agents related to such Product(s) in such country(ies). All such filings, approvals and data transferred to Pharmasset pursuant to this Section 17.4 shall be deemed to be Pharmasset Confidential Information.

(ii)	In addition, for each (A) Licensed Compound for which rights have reverted to Pharmasset in accordance with Sections 3.1(d) or 3.1(e) and (B) Product for which Roche’s rights have been terminated pursuant to Sections 17.2 or 17.3, Roche shall grant to Pharmasset a sole and exclusive, fully paid-up right and license under Roche Patent Rights and Roche Know-How, to make, have made, use, offer for sale, sell and import such terminated Product(s) in such terminated countries; provided, however that Pharmasset shall be responsible for the payment of all royalty and milestone payments owed by Roche to any Third Party as a result of the development or commercialization by Pharmasset of compounds or Products for which rights have been obtained by Pharmasset in accordance with Sections 3.1(d), 3.1(e), 17.2 or 17.4.

(iii)

If Roche is responsible for clinical or commercial supply of Product at the time of termination, then Roche shall supply, or cause to be supplied, to Pharmasset, upon Pharmasset’s written request, Pharmasset’s or its licensee’s clinical or commercial requirements of Product and Licensed Compounds, pursuant to a supply agreement to be negotiated in good faith by the Parties, provided that (1) any and all or part of Roche’s remaining supply and inventory of Product(s) and Licensed Compound(s), and any intermediates useful for the synthesis of Product(s) and Licensed Compound(s), shall be provided to Pharmasset at no cost, (2) any additional requirements for Product and Licensed Compound shall be supplied to Pharmasset or its licensee at Roche’s Cost of Goods, and (3) Roche’s supply obligation shall not continue for more than twenty-four (24) months after the termination of this Agreement, and (4) Roche shall maintain the same quality and specifications for manufacturing Product and/or Licensed Compounds as immediately prior to notice of termination, and (5) Pharmasset shall effect a transfer as soon as practicable of Product(s) and Licensed Compound(s) manufacturing activities from Roche to another supplier. Roche shall also transfer to Pharmasset or its designated supplier a manufacturing transfer package that will enable Pharmasset or such designated supplier to manufacture the Product(s) and Licensed Compound(s) in a timely manner.

(iv)	If Roche is supplying Product pursuant to any ongoing or completed clinical trial or for a compassionate use program or similar supply of Product, Roche shall continue to supply Product to any patients who are already enrolled and receiving Product in such clinical trial or compassionate use program, and Pharmasset shall not assume any such obligations.

(v)	Other than in Section 17.4(a)(iii) above, Roche shall cease manufacturing, processing, producing and selling Products.

(b)	Royalty and Payment Obligations. Termination of this Agreement by either Party for any reason will not release Roche from any obligation to pay royalties or milestones or to make any payments to Pharmasset which were accrued prior to the effective date of termination (including for sales made and events achieved under Articles 5 and 6, prior to the date of termination) or that relate to Product(s) or country/countries to which such termination does not relate. However, termination of this Agreement by either Party for any reason will release Roche from any obligation to pay royalties or make any payments to Pharmasset which would have otherwise become accrued after the effective date of termination (provided that Roche shall be obligated to pay royalties and milestones for payments received after the effective date of termination for Products sold prior to such effective date).

(c)	Non-Exclusive Remedy for Breach. The provisions of this Section 17.4 are not intended to be exclusive and are without prejudice to the rights of the Parties to seek any other rights and remedies that they may have under this Agreement or otherwise.

17.5	Survival of Obligations. Sections 5.2(c), 14.1, 14.5, 14.6(a), 17.4, 17.5, 19.1, 19.2 and 19.6 and Articles 7, 16 and 18, and any definitions used in any such Section or Article, shall survive the termination of this Agreement in its entirety. Except for obligations which clearly are not intended to continue in respect of a partial termination pursuant to Section 17.4 (including the applicable diligence obligation), with respect to the country or Product terminated, all obligations in this Agreement shall survive such partial termination.

ARTICLE 18. LAW AND ARBITRATION

18.1	Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of laws rules or principles.

18.2	Arbitration. All disputes, controversies or claims (each a “Dispute”) arising out of this Agreement shall be settled by arbitration conducted in accordance with the rules then in effect of the American Arbitration Association (“AAA”). Either Party may submit a Dispute to arbitration if the Parties are not able to settle such Dispute amicably within forty-five (45) days after appropriate officers of the Parties have had good faith discussions to resolve the Dispute. Any such arbitration shall take place in Wilmington, Delaware, or in a venue mutually agreed by the Parties. Any such arbitration shall be conducted by a panel of three (3) arbitrators. Each Party shall designate one (1) arbitrator, and the two (2) arbitrators designated by the Parties shall select the third arbitrator, all within the time limits established by the then existing rules of the AAA. If scientific or technical matters are a central issue of the Dispute, at least one of the arbitrators chosen hereunder shall have educational training and/or experience sufficient to demonstrate a reasonable level of knowledge in the Field and pharmaceutical drug development. If the two (2) arbitrators designated by the Parties are unable to agree upon a third arbitrator within two (2) months after submission of the matter to arbitration, the AAA shall select such third arbitrator within three (3) months of such original submission. The written decision of the panel of arbitrators shall be final and binding on the Parties and may be enforced in any court having jurisdiction over the Parties or their current assets.

ARTICLE 19. MISCELLANEOUS

19.1	Indemnification.

(a)

Roche shall defend Pharmasset and its Affiliates and its and their respective directors, officers, employees and agents (the “Pharmasset Indemnified Parties”) at Roche’s cost and expense, and shall indemnify and hold Pharmasset and the Pharmasset Indemnified Parties harmless from and against any claims, losses, costs, damages, fees or expenses (including reasonable attorney’s fees) (each a “Claim”) to the extent arising out of or otherwise relating to (1) acts or omissions of Roche or its Affiliates in the conduct of the Collaboration, (2) the development, manufacture, use, offer for sale, sale or other disposition of any product by Roche, its Affiliates or sublicensees, and each of their respective distributors, representatives or anyone in privity therewith (other than Pharmasset and its Affiliates and licensees), (3) any breach by Roche of a representation, warranty or covenant contained in this Agreement, or (4) the gross negligence or willful misconduct of Roche, its Affiliates or sublicensees and each of their respective distributors, representatives or anyone in privity therewith. In the event of a Claim against the Pharmasset Indemnified Parties by a Third Party, Pharmasset shall promptly notify Roche in writing of the Claim (provided that any failure or delay to so notify Roche shall not excuse any obligation of Roche except to the extent Roche is actually prejudiced thereby) and Roche solely shall manage and control, at its sole expense, the defense of the Claim and its settlement; provided further that Roche shall not settle any Claim without the prior written consent of Pharmasset. The Pharmasset Indemnified Parties shall cooperate with Roche and, at their option and expense, may be represented in any such action or proceeding by counsel of their choice. The Pharmasset Indemnified Parties shall provide Roche with access to any and all documents and information in their possession relating to the Claim. Roche shall not be liable for any litigation costs or expenses incurred by the Pharmasset Indemnified Parties without Roche’s written authorization. Notwithstanding the foregoing, Roche shall not be obligated to indemnify Pharmasset against any Claims to the extent that Pharmasset would be obligated to indemnify Roche against such Claims in accordance with Section 19.1(b).

(b)

Pharmasset shall defend Roche and its Affiliates and its and their respective directors, officers, employees and agents (the “Roche Indemnified Parties”) at Pharmasset’s cost and expense, and shall indemnify and hold Roche and the Roche Indemnified Parties harmless from and against any Claim to the extent arising out of or otherwise relating to (1) acts or omissions of Pharmasset in the conduct of the Collaboration, (2) the development, manufacture, use, offer for sale, sale or other disposition of any product by Pharmasset, its Affiliates, licensees other than Roche, sublicensees and each of their respective distributors, representatives or anyone in privity therewith, (3) any breach by Pharmasset of a representation, warranty or covenant contained in this Agreement, or (4) the gross negligence or willful misconduct of Pharmasset, its Affiliates, licensees other than Roche, sublicensees and each of their respective distributors, representatives or anyone in privity therewith. In the event of a Claim against the Roche Indemnified Parties by a Third Party, Roche shall promptly notify

Pharmasset in writing of the Claim (provided that any failure or delay to notify shall not excuse any obligation of Pharmasset except to the extent Pharmasset is actually prejudiced thereby) and Pharmasset solely shall manage and control, at its sole expense, the defense of the Claim and its settlement; provided further that Pharmasset shall not settle any Claim without the prior written consent of Roche. The Roche Indemnified Parties shall cooperate with Pharmasset and, at their option and expense, may be represented in any such action or proceeding by counsel of their choice. The Roche Indemnified Parties shall provide Pharmasset with access to any and all documents and information in their possession relating to the Claim. Pharmasset shall not be liable for any litigation costs or expenses incurred by the Roche Indemnified Parties without Pharmasset’s written authorization. Notwithstanding the foregoing, Pharmasset shall not be obligated to indemnify Roche against any Claims to the extent that Roche would be obligated to indemnify Pharmasset against such Claims in accordance with Section 19.1(a).

19.2	Publicity. Neither Party shall issue any news release or make any other public announcement, written or oral, relating to this Agreement, including its terms, without the prior approval of the other Party, except solely to the extent a Party is advised by its legal counsel that the same is required by law. Each Party shall limit any legally required public disclosure of the financial terms set forth in this Agreement to the minimum extent required by law (by, for example, requesting confidential treatment of such terms in documents required to be filed with the US Securities and Exchange Commission). Notwithstanding the foregoing, any Party may, upon consultation with the other Party, disclose from time-to-time the general economic structure of and results from the transactions contemplated hereby to its shareholders, creditors or ratings agencies as it deems necessary or appropriate.

19.3	Force Majeure. Neither Party shall be responsible to the other Party for nonperformance or delay in performance of the terms or conditions of this Agreement due to acts of God, acts of governments, war (declared or undeclared), acts of terrorism, riots, strikes, accidents in transportation, or other causes beyond the reasonable control of such Party, but such force majeure shall toll any and all obligations (other than payment obligations) and time periods for so long as such force majeure continues. Upon the occurrence of an event of force majeure, the Party whose performance is affected thereby shall notify the other Party promptly of such event. Upon the cessation of such event, such Party shall take all reasonable steps within its power to resume with the least possible delay compliance with its obligations hereunder.

19.4

Bankruptcy. Any licenses or rights granted under or pursuant to this Agreement by Pharmasset to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that during the Agreement Term, each Party, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

19.5	Waiver. The waiver by a Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision hereof, nor shall any delay or omission on the part of a Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of that or any other right, power or privilege of such Party hereunder.

19.6	Notices. Any notice or other communication required or permitted to be given in connection with this Agreement must be in writing and may be given by any of the following methods: (i) personal delivery with a signed acknowledgement of receipt; (ii) registered or certified mail, postage prepaid, return receipt requested; or (iii) by overnight delivery service with a signed acknowledgement of receipt. Notice shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a written notice actually received by the addresser.

If to Pharmasset:

Pharmasset, Inc.

1860 Montreal Road

Tucker, Georgia 30084

Attn: Legal Affairs

and

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

Attn: Randall B. Sunberg, Esq.

If to Roche:

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

CH-4070

Basel, Switzerland

Attn: Legal Department

and

Hoffmann La-Roche Inc.

340 Kingsland Street

Nutley, NJ 07110

Attn.: Corporate Secretary

19.7	Relationship of the Parties. The Parties are independent contractors. Nothing herein is intended, or shall be deemed, to constitute a partnership, agency, joint venture or employment relationship between the Parties. Neither Party shall be responsible for the other Party’s acts or omissions; and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

19.8	Entire Agreement. This Agreement and the Schedules attached hereto (which Schedules are incorporated herein by reference and are deemed to be a part of this Agreement for all purposes) constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto. No amendment, waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless made in writing and signed by the Parties.

19.9	Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in interpreting this Agreement.

19.10	Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions of this Agreement shall not be affected thereby, and the Parties shall negotiate a substitute provision that, to the extent possible, accomplishes the original business purpose of the unenforceable provision. During the period of such negotiation, and thereafter if no substituted provision is agreed upon in writing by the Parties, any such provision which is enforceable in part but not in whole shall be enforced to the maximum extent permitted by law.

19.11	Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to an Affiliate of the assigning Party or to any other party who acquires all or substantially all of the pharmaceutical business of the assigning Party by merger, sale of assets or otherwise, in each case so long as such Affiliate or other party agrees in writing to be bound by all the terms of this Agreement.

19.12	Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

19.13

Interpretation. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, and Schedules shall be deemed references to Articles and Sections of, and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with International Financial Reporting Standards (“IFRS”), as in effect from time to time. Unless the context otherwise requires, countries shall include all territories thereof. A Licensed Compound and all of its pro-drugs shall be deemed to the same for the purposes of payments under Articles 4, 5, 6 and 9 of this Agreement.

19.14	Rights and Obligations of Roche. The obligations of “Roche” hereunder shall be joint and several as to both F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. The rights of “Roche” hereunder shall be applicable to either F. Hoffmann-La Roche Ltd or Hoffmann-La Roche Inc.

19.15	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

PHARMASSET, INC.		HOFFMANN-LA ROCHE INC.

By:	/s/ P. Schaefer Price	By:	/s/ Dennis E. Burns
Title:	President and CEO	Title:	Vice President
Global Head of Business Development

F. HOFFMANN-LA ROCHE LTD

		By:	/s/ Peter Huang
		Title:	Global Head
Pharma Partnering

		By:	/s/ Stephan Arnold
		Title:	Deputy Director

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 1

[***]

[***]	Task Name	[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 1.62

SCREENING PRINCIPLES

[***] will screen [***]. [***].

**	The procedures set forth in this Schedule 1.62 are intended to clarify [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 2A

[***]

The parties will [***] for [***]. [***] will focus their efforts on [***] and [***]. [***] are listed below. It is anticipated that [***], but will exclude [***]. This [***] will be [***] on [***] basis. Both [***] and [***] will be [***].

[***]

[***] will [***] in accord with [***]. [***] will establish [***].

[***]

As a [***] strategy for [***], the first objective of [***] is [***].

The activities required to [***] will be [***] and allocated as [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 2B

[***]

Mean [***] from [***].

[***], activity [***].

[***] that [***] should be [***], and not preclude [***] with (i) [***], or (ii) [***].

[***] that [***] should be not [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 3

SUMMARY TERMS FOR CO-PROMOTION OF PRODUCT

1.	CO-PROMOTION TERRITORY. The “Co-Promotion Territory” shall be the US.

2.	ASSIGNMENT. Pharmasset may not assign its co-promotion rights without Roche’s express written consent; provided, however, that Pharmasset may assign such rights to any Affiliate of Pharmasset.

3.	MARKETING. The Co-Promotion Agreement shall provide that Pharmasset shall detail Product to HIV treating physicians in the US, which may or may not be exclusive to Roche detailing Product to HIV treating physicians. If Pharmasset exercises its right to detail Product to HIV treating physicians in the US, the Parties’ respective rights and obligations with respect to detailing and marketing shall be set forth in the Co-Promotion Agreement. Such detailing shall commence on the date Roche commences detailing of the Product and shall expire on the first date Roche no longer details such Product. The HIV treatment providers to which Pharmasset shall provide details may be either HIV treating physicians that Roche is targeting for Product (“Targeted Providers”), or may be HIV treating physicians that are not Targeted Providers (“Non-Target Providers”). For Targeted Providers, both Parties shall provide details in a manner to be decided by the JPT (see below), except that Pharmasset shall have sole discretion, after JPT discussion, to determine the number of details or the specific Targeted Providers to be detailed by Pharmasset. For Non-Targeted Providers, solely Pharmasset shall provide details in a manner to be decided by the JPT, except that Pharmasset shall have sole discretion, after JPT discussion, to determine the number of details or the specific Non-Targeted Providers to be detailed by Pharmasset. Pharmasset may subcontract its sales employees to fulfill its detail obligations only upon prior written consent of Roche, not to be unreasonably withheld. [***].

4.	REVENUE SPLIT. For so long as Pharmasset is detailing to Non-Target Providers, Pharmasset shall receive a royalty on Net Sales attributable to prescriptions from the Non-Target Providers, to be set forth in the Co-Promotion Agreement, in addition to the royalties otherwise provided for under Article 5 of the Collaboration Agreement. Pharmasset may also detail Targeted Providers without additional compensation, as otherwise provided for under Article 5 of the Collaboration Agreement. [***] .

5.	GOVERNANCE. Within ninety (90) days after Pharmasset’s notice to Roche that it wishes to co-promote, the Parties shall form a Joint Promotional Team (“JPT”), which shall oversee the co-promotional activities of the Parties with respect to Target Providers and Non-Target Providers. The JPT shall consist of six (6) members, three (3) members to be designated by Roche and three (3) members to be designated by Pharmasset. Any Party may withdraw the designation of any of its members of the JPT and designate a replacement at any time by giving prior written notice of the withdrawal and identifying the replacement to the other Party.

Decisions of the JPT shall be by consensus. The chairperson of the JPT shall be from Roche. If the JPT is unable to decide a matter by consensus, the Parties shall refer such matter for resolution to the Executives. If the Executives are unable to resolve a matter after good faith discussions, the final decision shall rest with Roche, provided such decision shall not commit Pharmasset to incur an expense that it had not previously agreed to incur or that would increase any expense that Pharmasset is otherwise responsible for or that would limit Pharmasset’s ability to obtain payment under Section 4 above, with obtaining Pharmasset’s prior written consent.

The Co-Promotion Plan shall set forth the detailed plan for commercialization of Product in the US on a calendar-year basis, including: (a) strategies for detailing and co-promoting, as applicable, of Products, including recommended target doctors for such activities; (b) allocation between the Parties of responsibilities for marketing activities; (c) anticipated marketing, sales and promotion efforts by each Party (or its Affiliates) (including number and position of details, and sampling activities); (d) market and sales forecasts in a form to be agreed between the Parties via the JDMC; (e) advertising, public relations and other promotional programs and sampling, to be used in co-promotion; (f) medical affairs programs, including professional symposia and other educational activities, and medical affairs studies based upon JDMC-approved protocols; (g) Phase 4 clinical trials (based upon JDMC-approved protocols) in the US relating to Products; and (h) as appropriate, a training plan for the Parties’ sales representatives. In addition to the detailed plan and budget for the current calendar year, an outline of the projected plan and estimated budget for the next calendar year shall be included.

Roche shall be responsible for the distribution and sale of Product and for invoicing and booking sales in the US.

6.	ROCHE’S OBLIGATIONS AND AUTHORITY. Roche shall be ultimately responsible for establishing and modifying the terms and conditions with respect to the sale of the Product, including pricing for the relevant Product. Roche shall provide Pharmasset, without charge, with a master copy of the same training materials as Roche uses to train its own sales force regarding the detailing and promotion of the Product, and with a master copy of such promotional materials as may be specified in the Co-Promotion Plan. Pharmasset shall then supply, at its own cost, copies of such training and/or promotional materials to its sales force. At Pharmasset’s request, Roche shall make available sales and training personnel to assist Pharmasset in training Pharmasset’s sales force to detail and promote the Product. For avoidance of doubt, each Party has final responsibility for the adequate training of its own sales force. Roche shall provide Pharmasset proportional allocation of samples as Roche provides to its own sales force.

7.	INDEMNIFICATION. Each Party shall indemnify the other Party for all Third Party claims relating to the marketing or promotion of the Product to the extent that such indemnifying Party or its representatives are negligent or fail to promote the Product in accordance with applicable federal, state and local laws, rules and regulations.

8.	DEFINITIVE AGREEMENT. In addition to terms described in this Heads of Agreement, the Co-Promotion Agreement shall contain ordinary and customary terms for an agreement in which a pharmaceutical product of like nature is co-promoted in the US, such as insurance, warranties and the like.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 4

[***]

[***] to be [***]:

[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 5

[***]

[***] to be [***]:

[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 6

[***]

	[***]	[***]	[***]
Regulatory [***]

Process [***]

[***]

Early [***]		[***]

[***] Characterization

[***] Support

[***] Support

[***] Support

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 7A

PRE-EXISTING PHARMASSET LICENSES

License Agreement between Apath, LLC and Pharmasset, Ltd. (now Pharmasset, Inc.) dated October 18, 2000, regarding [***].

License Agreement among [***], [***], and Pharmasset, Ltd. (now Pharmasset, Inc.) dated [***], regarding [***].

SCHEDULE 7B

PRE-EXISTING ROCHE LICENSES

None.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 8

[***]

1.	Upon [***] for [***];

2.	[***]; and

3.	[***] regarding [***] are fulfilled; or

4.	In the event that [***], then [***] will [***].

5.	In the event [***], [***] will [***].

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 9A

PHARMASSET DESIGNATED COUNTRIES

[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [***], have been separately filed with the Commission.

SCHEDULE 9B

ROCHE DESIGNATED COUNTRIES

[***]